As filed with the Securities and Exchange Commission on  July 18, 1996
                                                  Registration No. 333-06793
=============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                    -------------------------------------

                            AMENDMENT NO. 1 TO
                                   FORM S-3

                             REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                            SFX BROADCASTING, INC.
            (Exact Name of Registrant as Specified in Its Charter)
                    --------------------------------------
              Delaware                   4832                   13-3649750
(State or Other Jurisdiction of     (Primary Standard        (I.R.S. Employer
Incorporation or Organization)  Industrial Classification   Identification No.)
                                     Code Number)

                       150 EAST 58TH STREET, 19TH FLOOR
                           NEW YORK, NEW YORK 10155
                                (212) 407-9191
            (Address, including zip code, and telephone number,
       Including area code, of registrant's principal executive offices)
                    --------------------------------------
                   ROBERT F.X. SILLERMAN, CHIEF EXECUTIVE OFFICER
                       150 EAST 58TH STREET, 19TH FLOOR
                           NEW YORK, NEW YORK 10155
                                (212) 407-9191
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                    --------------------------------------
                                  COPIES TO:

                            JOHN J. HENTRICH, ESQ.
                               BAKER & MCKENZIE
                             THE WELLS FARGO PLAZA
                                 TWELFTH FLOOR
                               101 WEST BROADWAY
                          SAN DIEGO, CALIFORNIA 92101
                                (619) 236-1441
                    --------------------------------------


         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.


         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                    --------------------------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION , ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
=============================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION,

DATED JULY 18, 1996                                             PROSPECTUS



                                    [LOGO]


      2,990,000 SHARES OF 6 1/2% SERIES D CUMULATIVE CONVERTIBLE EXCHANGEABLE PREFERRED STOCK DUE MAY 31, 2007, $149,500,000 IN AGGREGATE PRINCIPAL AMOUNT OF 6 1/2% CONVERTIBLE SUBORDINATED EXCHANGE NOTES DUE 2007 AND 3,285,113 SHARES OF CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE

         This Prospectus relates to (i) 2,990,000 shares of 6 1/2% Series D Cumulative Convertible Exchangeable Preferred Stock due May 31, 2007 (the "Series D Preferred Stock") of SFX Broadcasting, Inc., a Delaware corporation (the "Company"), (ii) $149,500,000 in aggregate principal amount of 6 1/2% Convertible Subordinated Exchange Notes due 2007 (the "Exchange Notes") of the Company issuable to the holders of the Series D Preferred Stock upon exchange of the Series D Preferred Stock and (iii) 3,285,113 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of the Company issuable to the holders of the Series D Preferred Stock or the Exchange Notes upon conversion of such securities, which amount is subject to adjustment pursuant to the anti-dilution provisions of such securities. The shares of Series D Preferred Stock were originally issued by the Company to Goldman, Sachs & Co., Lehman Brothers Inc. and BT Securities Corporation (collectively, the "Initial Purchasers") and were subsequently resold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to a limited number of institutional investors that are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.


         The shares of Series D Preferred Stock are, and the Exchange Notes are eligible for, trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market of the National Association of Securities Dealers, Inc. On July 17, 1996, the last reported sales price of the Class A Common Stock, which is traded on the Nasdaq National Market under the symbol "SFXBA," was $39.50 per share.


         The shares of Series D Preferred Stock, the Exchange Notes and the shares of Class A Common Stock (collectively, the "Securities") offered hereby have been registered for sale by the Selling Securityholders (as defined herein) and may be offered by the Selling Securityholders from time to time in transactions on PORTAL or, as to the Class A Common Stock, on the Nasdaq National Market, in negotiated transactions or a combination of such methods of sale, in each such case, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions by selling Securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or purchasers of Securities for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The specific securities to be sold, the name of the Selling Securityholder, the public offering price, the names of any such agent, dealer or underwriter, and any applicable commission or discount with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. See "Selling Securityholders" and "Plan of Distribution."

         None of the proceeds from the sale of the Securities will be received by the Company. The Company has agreed, among other things, to bear all expenses (other than expenses incurred by any holder of Securities, including fees and expenses of counsel and other advisors retained by such holder, in excess of $30,000.00 in the aggregate) in connection with the registration and sale of the Securities covered by this Prospectus.
                                                (continued on the next page)

         FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS IN EVALUATING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY, SEE "RISK FACTORS," COMMENCING ON PAGE 10.

                         -----------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE

                         -----------------------------

                  The date of this Prospectus is July 19, 1996.

                             AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-3 under the Securities Act for the registration of the Securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and the financial statements and notes filed as a part thereof. Statements made in this Prospectus concerning the contents of any contract, agreement or other document filed with the Commission as an exhibit are not necessarily complete. With respect to each such contract, agreement or other document filed with the Commission as an exhibit, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048 and the Northwestern Atrium Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In the event the Company is not required to be subject to the reporting requirements of the Exchange Act in the future, the Company has agreed that, for so long as any Series D Preferred Stock or Exchange Notes remain outstanding, it will furnish to the applicable trustee or transfer agent and the holders of the Series D Preferred Stock or Exchange Notes, as applicable, and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such forms, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by the Company with the Commission, are hereby incorporated by reference in this Prospectus and made a part hereof:

         (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended;

         (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, as amended; and

         (iii) the Company's Current Reports on Form 8-K filed on April 19, 1996, May 8, 1996, May 9, 1996, May 24, 1996, May 30, 1996,
                  June 21, 1996, and July 10, 1996, respectively.


         All documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Prospectus.

         THIS PROSPECTUS INCORPORATES THE DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE UPON REQUEST FROM CYNTHIA A. BOND, 150 EAST 58TH STREET, 19TH FLOOR, NEW YORK, NEW YORK 10155, TELEPHONE (212) 407-9191. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS PRIOR TO THE DATE ON WHICH A FINAL INVESTMENT DECISION IS TO BE MADE.

                                  THE COMPANY

         The Company, founded in 1992, currently owns and operates, provides programming to or sells advertising on behalf of 54 radio stations in 18 markets. Upon consummation of the Pending Acquisitions and the Pending Dispositions (as defined herein), the Company will own and operate, provide programming to or sell advertising on behalf of 64 radio stations (49 FM and 15 AM stations located in 21 markets) and will be one of the largest companies in terms of the number of stations in the United States exclusively devoted to radio broadcasting. The Company's principal executive offices are located at 150 East 58th Street, 19th Floor, New York, New York 10155, and its telephone number at such offices is (212) 407-9191.

         Certain capitalized terms used herein have the meanings assigned to them in the Glossary appearing on pages 59 and 60 in this Prospectus. As used in this Prospectus, except where the context otherwise requires, the "Company" refers to SFX Broadcasting, Inc., a Delaware corporation, and its subsidiaries, after giving effect to the Acquisitions and the Dispositions. The timing and completion of the Acquisitions and the Dispositions are subject to a number of conditions, certain of which are beyond the Company's control, and there can be no assurance that such transactions will be approved by the Federal Communications Commission (the "FCC") or completed on the terms described herein or at all. Investors should consider carefully the information set forth under "Risk Factors."

RECENTLY COMPLETED ACQUISITIONS AND DISPOSITIONS

         On July 9, 1996, the Company purchased from Prism Radio Partners L.P. substantially all of the assets used in the operation of eight FM and five AM radio stations (the "Prism Stations") located in four markets: Jacksonville, Florida; Raleigh, North Carolina; Tucson, Arizona and Wichita, Kansas (the "Prism Acquisition").

         On July 1, 1996, the Company consummated the purchase of all of the issued and outstanding capital stock of Liberty Broadcasting, Incorporated which owns and operates, provides programming to or sells advertising on behalf of 14 FM and six AM radio stations located in six markets: Washington, DC/Baltimore, Maryland; Nassau-Suffolk, New York; Providence, Rhode Island; Hartford, Connecticut; Albany, New York and Richmond, Virginia (the "Liberty Acquisition"). On July 3, 1996, the Company sold three of the radio stations acquired in the Liberty Acquisition operating in the Washington, DC/Baltimore, Maryland market (the "Washington Dispositions"). Pursuant to the MMR Merger Agreement (as defined herein), the Company anticipates entering into a local marketing agreement with Multi-Market Radio, Inc. ("MMR") pursuant to which MMR will provide programming on and sell advertising on behalf of eight FM and four AM radio stations acquired in the Liberty Acquisition and located in four markets: Providence, Rhode Island; Hartford, Connecticut; Albany, New York and Richmond, Virginia. The local marketing agreement provides that substantially all of the Broadcast Cash Flow generated by these stations will be paid by MMR to the Company.

         On June 28, 1996, the Company purchased substantially all of the assets used in the operation of radio stations WMFR-AM, WMAG-FM and WTCK-AM, each operating in the Greensboro, North Carolina market, and WTRG-FM and WRDU-FM, both operating in the Raleigh, North Carolina market (the "HMW Acquisition").

         On June 25, 1996, the Company purchased substantially all of the assets used in the operation of radio station WROQ-FM operating in the Greenville-Spartanburg, South Carolina market (the "Greenville Acquisition").

         The Prism Acquisition, the Liberty Acquisition, the HMW Acquisition and the Greenville Acquisition are collectively referred to herein as the "Completed Acquisitions." The Completed Acquisitions were consummated on substantially the same terms as set forth in the acquisition agreements.

PENDING ACQUISITIONS AND DISPOSITIONS



         In connection with the Prism Acquisition, the Company has agreed to purchase from Prism Radio Partners L.P. substantially all of the assets used in the operation of two FM radio stations and one AM radio station, each operating in the Louisville, Kentucky market (the "Louisville Stations"), upon the renewal of the FCC licenses of such stations (the "Louisville Acquisition). The Company has entered into two separate agreements to sell the Louisville Stations upon the acquisition of such stations (the "Louisville Dispositions").

         In April 1996, the Company entered into an agreement and plan of merger (as amended, the "MMR Merger Agreement") pursuant to which it has agreed to acquire MMR (the "MMR Merger"), which currently owns and operates, provides programming to or sells advertising on behalf of 13 FM radio stations and one AM radio station located in eight markets: New Haven, Connecticut; Springfield/Northampton, Massachusetts; Daytona Beach, Florida; Augusta, Georgia; Biloxi, Mississippi; Little Rock, Arkansas; Myrtle Beach, South



Carolina and Jackson, Mississippi. MMR has entered into agreements to acquire WKSS-FM, Hartford, Connecticut (the "MMR Hartford Acquisition"), and WMYB-FM, Myrtle Beach, South Carolina (the "MMR Myrtle Beach Acquisition"), and has entered into an agreement to sell KOLL-FM, Little Rock, Arkansas to Triathlon Broadcasting Company ("Triathlon") (collectively, the "MMR Dispositions"). Except where the context otherwise requires, the term "MMR Merger" as used herein gives effect to the MMR Hartford Acquisition, the MMR Myrtle Beach Acquisition and the consummation of the MMR Dispositions. In addition, MMR is currently negotiating the termination of a joint sales agreement with respect to WCHZ-FM, Augusta, Georgia, and has assigned its rights under an acquisition agreement and a local marketing agreement with respect to WAEG-FM and WAEJ-FM, both operating in Augusta, Georgia. The MMR Hartford Acquisition, the MMR Myrtle Beach Acquisition and the MMR Dispositions are anticipated to be completed prior to the consummation of the MMR Merger. MMR was organized in 1992 by Robert F.X. Sillerman, Chief Executive Officer and controlling stockholder of the Company, Michael G. Ferrel and Howard J. Tytel, a Director and Executive Vice President of the Company. Mr. Sillerman owns a substantial equity interest in MMR which will be exchanged for common stock of the Company upon the consummation of the MMR Merger.

         The Company has agreed to acquire substantially all of the assets of WJDX-FM, WSTZ-FM and WZRX-AM, each operating in Jackson, Mississippi, and, pursuant to a separate agreement, has exercised its option to acquire WHSL-FM, operating in Greensboro, North Carolina (collectively, the "Additional Acquisitions"). In addition, the Company has entered into an agreement to exchange radio station KRLD-AM, operating in Dallas, Texas, and the Texas State Networks for radio station KKRW-FM, Houston, Texas (the "Houston Exchange"), and has entered into an agreement to sell radio station KTCK-AM, operating in Dallas, Texas (the "Dallas Disposition").

         The Company has entered into an agreement with Chancellor Broadcasting Company ("Chancellor") to exchange three FM radio stations and one AM radio station, each operating in the Nassau/Suffolk, New York market, acquired in the Liberty Acquisition for two FM radio stations, both operating in the Jacksonville, Florida market, and a payment to the Company in the amount of $11.0 million (the "Jacksonville Exchange"). Until the consummation of the Jacksonville Exchange, the Company and Chancellor will provide programming and sell advertising pursuant to local marketing agreements on the Jacksonville radio stations and the Nassau/Suffolk radio stations, respectively.

         The Louisville Acquisition, the MMR Merger, the Additional Acquisitions, the Houston Exchange and the Jacksonville Exchange are referred to herein collectively as the "Pending Acquisitions." The Pending Acquisitions and the Completed Acquisitions are herein collectively referred to as the "Acquisitions." The Louisville Dispositions and the Dallas Disposition are referred to herein collectively as the "Pending Dispositions." The Pending Dispositions and the Washington Disposition are referred to herein collectively as the "Dispositions."


RECENT TRANSACTIONS

         Note Offering, Preferred Stock Offering and New Credit Agreement. On May 31, 1996, the Company consummated a private placement of $450.0 million in aggregate principal amount of its 10 3/4% Senior Subordinated Notes due 2006 (the "Note Offering") and $149.5 million in aggregate amount (the "Preferred Stock Offering") of its 6 1/2% Series D Cumulative Convertible Preferred Stock due May 31, 2007 (the "Series D Preferred Stock"). In addition, the Company has received a commitment from its lender to increase amounts available under its senior credit facility from $50.0 million to $150.0 million and expects to enter into a definitive credit agreement (the "New Credit Agreement") with respect to such facility. There can be no assurance, however, that the Company will be able to enter into the New Credit Agreement on a timely basis or at all. The private placement of the Senior Subordinated Notes and the Preferred Stock are herein referred to as the Financing.

         Agreement with SCMC. In April 1996, the Company and Sillerman Communications Management Corporation ("SCMC"), a corporation controlled by Mr. Sillerman, entered into an agreement to terminate SCMC's financial consulting services to the Company in exchange for the cancellation of certain indebtedness owing from SCMC to the Company and the grant to SCMC of warrants to purchase common stock of the Company (the "SCMC Termination Agreement"). Pursuant to such agreement, SCMC has also assigned to the Company its rights to receive certain fees payable by MMR and Triathlon, a publicly-traded radio company of which affiliates of Mr. Sillerman own a substantial non-voting equity interest and which operates in small and medium-sized markets in the Midwest and the West, for services that SCMC provides in connection with consulting agreements between SCMC and such companies. In addition, pursuant to the SCMC Termination Agreement, SCMC has agreed to continue to provide financial consulting services to MMR (until completion of the MMR Merger) and to Triathlon at SCMC's expense.

         Tender Offer and Consent Solicitation. On May 31, 1996, the Company also purchased for cash (the "Tender Offer") $79,406,000 in principal amount of its 11 3/8% Senior Subordinated Notes due 2000 (the "Old Notes") and finalized a related solicitation of consents to modify certain terms of the indenture under which the Old Notes were issued (the "Old Indenture"). Currently $594,000 in principal amount of the Old Notes remain outstanding.


         Management. On June 19, 1996, the company entered into an Amended and Restated Agreement with R. Steven Hicks, the President, Chief Executive Officer and Chief Operating Officer of the Company (the "Amended Hicks Agreement") which supersedes the agreement entered into between the Company and Mr. Hicks on April 15, 1996 (the "Hicks Agreement"). Pursuant to the Amended Hicks Agreement, Mr. Hicks, among other things, resigned as an officer and Director of the Company and the Company repurchased all of Mr. Hicks' securities of the Company. In addition, Mr. Hicks agreed not to compete with the Company for the period of approximately one year with the Company or MMR in certain of the markets in which the Company or MMR currently owns, operates, provides programming to or sells advertising on behalf of radio stations and any eight additional markets in which the Company or MMR has entered into agreements to purchase one or more radio stations on or before the consummation of the MMR Merger. Pursuant to the Amended Hicks Agreement, the Company paid Mr. Hicks an aggregate amount of $18.7 million and agreed to forgive on June 19, 1999 a $2.0 million loan to Mr. Hicks, plus accrued and unpaid interest of $0.3 million, if Mr. Hicks has complied with certain provisions of the agreement. Upon the resignation of Mr. Hicks, Robert F.X. Sillerman resumed the position of the sole Chief Executive Officer of the Company and D. Geoffrey Armstrong, the Chief Financial Officer of the Company, was appointed the Chief Operating Officer. In addition, the Company entered into an agreement effective as of June 24, 1996 with Thomas P. Benson pursuant to which Mr. Benson was appointed the Vice President of Financial Affairs. Pursuant to the agreement the Company agreed to appoint Mr. Benson as the Chief Financial Officer upon the resignation by Mr. Armstrong as the Chief Financial Officer. The Company anticipates that Mr. Armstrong will resign as the Chief Financial Officer of the Company upon the consummation of the MMR merger.

         The Acquisitions, the Dispositions, the Financing, the Tender Offer and the implementation of each of the SCMC Termination Agreement, the Hicks Agreement and the Armstrong Agreement are collectively referred to hereinafter as the "Transactions."


                 SUMMARY OF TERMS OF SERIES D PREFERRED STOCK

Dividends................  Dividends per share on the Series D Preferred
                           Stock of $0.8125 per quarter are payable in cash quarterly in arrears on February 28, May 31, August 31 and November 30 of each year. The first dividend payment of $0.8125 per share of Series D Preferred Stock will be payable on August 31, 1996. Accumulated unpaid dividends bear interest at the rate of 6 1/2% per annum.

Liquidation Rights.......  Upon any liquidation, dissolution or winding up of the affairs of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's Common Stock, the Series D Preferred Stock has a Liquidation Preference of $50 per share plus accrued and unpaid dividends and Liquidated Damages (if any) to the date fixed for liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities (as defined herein), including, without limitation, Common Stock of the Company. See "Description of Series D Preferred Stock and Exchange Notes-- Liquidation Rights."

Ranking..................  The Series D Preferred Stock ranks senior in right of payment to every other class or series of capital stock of the Company as to dividends and upon liquidation, dissolution or winding up of the Company.

Conversion Rights........  Each share of Series D Preferred Stock is convertible at the option of the Holder thereof into 1.0987 shares of Class A Common Stock of the Company (subject to adjustments in certain events) at any time prior to the close of business on the maturity date, unless previously redeemed or repurchased. In the event that an insufficient number of shares of Class A Common Stock are available for issuance upon conversion of any shares of Series D Preferred Stock or the Company is restricted by FCC rules from issuing shares of Class A Common Stock upon conversion of any shares of Series D Preferred Stock, the Company will be required to pay to the Holder of each share of Series D Preferred Stock seeking to convert such share an amount per share of Class A Common Stock in cash equal to 110% of the Current Market Price of the Class A Common Stock as of the date of such conversion. See "Description of Series D Preferred Stock and Exchange Notes-- Conversion Rights."

Mandatory Redemption...... The Series D Preferred Stock is subject to mandatory redemption on May 31, 2007 at the Liquidation Preference thereof plus accrued and unpaid dividends and Liquidated Damages, if any, to the redemption date.

Optional Redemption....... The Series D Preferred Stock is redeemable, in whole or in part, at the option of the Company at any time on or after June 1, 1999 at the redemption prices set forth herein plus accrued and unpaid dividends, if any, to the redemption date.

Exchange Rights..........  On any Dividend Payment Date, the Company may, at
                           its option, exchange all but not less than all of the outstanding shares of Series D Preferred Stock for the Exchange Notes upon payment of all accrued and unpaid dividends. Holders of Series D Preferred Stock will receive Exchange Notes in an aggregate principal amount equal to the Liquidation Preference of such shares. The Exchange Notes will be issued pursuant to the Exchange Note Indenture and will be subordinate to the prior payment in full of all Senior Debt (as defined herein), whether outstanding on the date of the Exchange
                           Note Indenture or thereafter incurred. As of March 31, 1996, the aggregate amount of Senior Debt outstanding, calculated on a pro forma basis giving effect to the Transactions and the Financing was approximately $450.0 million. The Exchange Notes will contain substantially the same terms, covenants and conditions as the Series D Preferred Stock, including conversion rights and redemption terms. In addition, the Exchange Note Indenture will contain certain Event of Default provisions. The Exchange Notes will not be guaranteed by any of the Company's subsidiaries.

Change of Control........  Upon a Change of Control (as defined herein), the
                           Holders of the Series D Preferred Stock have the right, subject to certain conditions and restrictions, to require the Company to repurchase all or any part of their shares of Series D Preferred Stock at a purchase price of 101% of the Liquidation Preference thereof, plus accrued and unpaid dividends to the repurchase date in cash. The Company may satisfy its repurchase obligation through the issuance of shares of Class A Common Stock (valued at 95% of the Current Market Price of the Class A Common Stock).

Voting Rights............  The Holders of Series D Preferred Stock have no voting rights except as required by law and as specified in the Certificate of Designations. Upon the Company's failure to meet certain obligations to Holders of the Series D Preferred Stock, the Holders of Series D Preferred Stock will be entitled to elect two additional members to the Company's Board of Directors.

Certain Covenants........  The Certificate of Designations, Preferences and
                           Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designations") setting forth the terms of the Series D Preferred Stock contains certain covenants that will, among other things, limit the ability of the Company and its subsidiaries to engage in transactions with their affiliates.

Risk Factors.............  See "Risk Factors" for a discussion of certain factors that should be considered in evaluating an investment in the Series D Preferred Stock.

                      RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the Company's ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for each of the five fiscal years ended December 31, 1995 and the three-month period ended March 31, 1996.


                                                       Year Ended December 31,                    Three Months
                                                       -----------------------                       Ended
                                          1991       1992        1993        1994       1995     March 31, 1996
                                          ----       ----        ----        ----       ----     --------------
Ratio of earnings to fixed charges         --        --           --         1.4x        --            --
Ratio of earnings to combined fixed        --        --           --         1.3x        --            --
charges and preferred stock dividends

       For purposes of computing the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, "earnings" consists of earnings before income taxes and fixed charges. "Fixed charges and preferred stock dividends" consists of interest on all indebtedness, amortization of deferred financing costs and preferred stock dividends. "Fixed charges" consists of interest on all indebtedness and amortization of deferred financing costs. Earnings were insufficient to cover fixed charges by $985,000, $4,396,000, $14,919,000, $2,208,000 and $4,232,000
during the three months ended March 31, 1996 and the years ended December 31, 1995, 1993, 1992 and 1991, respectively. Earnings were insufficient to cover combined fixed charges and preferred stock dividends by $1,121,000, $4,687,000, $15,476,000, $2,593,000 and $4,534,000 during the three months ended March 31, 1996 and the years ended December 31, 1995, 1993, 1992 and 1991, respectively.

                                 RISK FACTORS

       An investment in the Securities offered hereby involves a high degree of risk. Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following factors in connection with an investment in the Securities offered hereby. Many of the statements in this Prospectus are forward-looking in nature and, accordingly, whether they prove to be accurate is subject to many risks and uncertainties. The actual results that the Company achieves may differ materially from any forward-looking statements in this Prospectus. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and those contained elsewhere in this Prospectus and in the documents incorporated herein by reference.


RISKS RELATED TO THE PENDING ACQUISITIONS AND THE PENDING DISPOSITIONS

       Consummation of each of the Pending Acquisitions and the Pending Dispositions is subject to a number of closing conditions, certain of which are beyond the Company's control. In particular, consummation of each of the Pending Acquisitions and the Pending Dispositions is dependent upon the prior approval by the FCC of the assignments or transfers of control of operating licenses issued by the FCC and the continued operating performance of the stations to be acquired or disposed such that there is no material adverse change in such stations that would prevent consummation of any such transactions. Furthermore, as a result of the Recent Legislation, certain of the Pending Acquisitions and the Pending Dispositions may be subject to antitrust review by the Federal Trade Commission and the U.S. Department of Justice, Antitrust Division (the "Antitrust Agencies"), even if approved by the FCC, and there can be no assurance that the Antitrust Agencies will approve such Pending Acquisitions and Pending Dispositions. In addition, the consummation of the MMR Merger is also dependent upon the transaction being approved by the stockholders of each of the Company and MMR and also requires the approval of the holders of certain indebtedness of MMR and the approval of the Antitrust Agencies. The failure to satisfy such conditions would permit the parties thereto to refuse to consummate the respective Pending Acquisitions and Pending Dispositions. Certain of the Pending Dispositions are evidenced by non-binding letters of intent and there can be no assurance that a definitive agreement will be executed on the terms described herein or at all.

       In a Complaint dated April 18, 1996, Paul Pops, who purports to be a stockholder of MMR, brought suit in the Supreme Court of the State of New
York, County of New York (Index No. 96602056) against MMR, each of the directors of MMR, the Company and Robert F.X. Sillerman, seeking, among other things, to enjoin the MMR Merger and monetary damages. The suit alleges that the consideration to be paid to the MMR stockholders in the MMR Merger is unfair and grossly inadequate. The suit alleges that in connection with entering into the MMR Merger Agreement, the directors of MMR violated their fiduciary duties to MMR and its stockholders, and that the Company and Mr. Sillerman aided and abetted such violation. In his Complaint, the plaintiff alleges that he is seeking to have his action certified as a class action representing the interests of the stockholders of MMR. MMR and the Company believe the suit to be without merit and intend to vigorously defend the action, which is still in its pleading stage.

       As a result of the foregoing, there can be no assurance as to when the Pending Acquisitions or the Pending Dispositions will be consummated or that they will be consummated on the terms described herein or at all. Furthermore, the Company cannot predict whether the consummation of the Pending Acquisitions or the Pending Dispositions will conform to the assumptions used in the preparation of the Unaudited Pro Forma Condensed Combined Financial Statements incorporated herein by reference. In analyzing the Unaudited Pro Forma Condensed Combined Financial Statements and information contained herein, prospective investors should consider that the Pending Acquisitions or the Pending Dispositions may not be consummated at all or on the terms described herein, and that the Pending Acquisitions or the Pending Dispositions, if consummated, may be subject to substantial delay. In the event the Pending Dispositions are not completed in a timely manner, the Company may be required to seek additional financing. There can be no assurance that such financing will be available to the Company on commercially acceptable terms, if at all. In the event that the Pending Acquisitions are not consummated due to a material breach by the Company, the Company may lose deposits in the aggregate amount of approximately $3.5 million. In addition, the Company will be required to pay MMR $1.0 million in the event that the majority of the combined voting power of the Company votes with respect to, but does not vote in favor of, the MMR Merger.


RISKS ASSOCIATED WITH INTEGRATION OF THE STATIONS TO BE ACQUIRED

       The Company's plans with respect to the radio stations acquired or to be acquired in the acquisitions involve, to a substantial degree, strategies to increase net revenue while at the same time reducing operating expenses, as well as the implementation of a new regional management structure and a modified senior management team. Although the Company believes that its strategies are reasonable, there can be no assurance that it will be able to implement its plans without delay or that, when implemented, its efforts will result in the increased Broadcast Cash Flow or other benefits currently anticipated by the Company. In addition, there can be no assurance that the Company will not encounter unanticipated problems or liabilities in connection with the implementation of the new management changes or the operation of the radio stations acquired or to be acquired in the Acquisitions. The integration of such stations into the Company will require substantial attention from members of the Company's senior management, which will limit the amount of time such members have available to devote to the Company's existing operations.

SUBSTANTIAL LEVERAGE; INABILITY TO SERVICE OBLIGATIONS

       The Company has incurred and will incur a significant amount of indebtedness. As of March 31, 1996, the Company's indebtedness would have been approximately $450.6 million on a pro forma basis after giving effect to the Transactions. In addition, subject to the restrictions in the New Credit Agreement, the Old Indenture and the Indenture governing the Company's 10 3/4% Senior Subordinated Notes (the "Indenture"), the Company may incur additional indebtedness from time to time to finance acquisitions, for capital expenditures or for other purposes. See "--Expansion Strategy; Need for Additional Funds." For the year ended December 31, 1995 and the three months ended March 31, 1996, on a pro forma basis after giving effect to the Recent Acquisitions and the Transactions (other than the MMR Merger), as if all such transactions had occurred on January 1, 1995, the Company's earnings would have been insufficient to cover its fixed charges by $24.3 million and $7.7 million, respectively, and would have been in sufficient to cover its combined fixed charges and preferred stock dividends by $34.3 million and $10.3 million, respectively. In addition, for the year ended December 31, 1995 and the three months ended March 31, 1996, on a pro forma basis after giving effect to the Recent Acquisitions and the Transactions, as if all such transactions had occurred on January

1, 1995, the Company's earnings would have been insufficient to cover its fixed charges by $19.0 million and $6.6 million, respectively, and would have been insufficient to cover its combined fixed charges and preferred stock dividends by $29.0 million and $9.2 million, respectively.

       The degree to which the Company is leveraged could have material consequences to the Company and the holders of the Company's securities, including, but not limited to, the following: (i) the Company's ability to obtain additional financing in the future for acquisitions, working capital, capital expenditures, general corporate or other purposes may be impaired,
(ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of the principal and interest on its debt and dividends on the Series D Preferred Stock and will not be available for other purposes, (iii) certain of the Company's borrowings may be at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates and (iv) the agreements governing the Company's long-term debt will contain restrictive financial and operating covenants, and the failure by the Company to comply with such covenants could result in an event of default under the applicable instruments, which could permit acceleration of the debt under such instrument and in some cases acceleration of debt under other instruments that contain cross-default or cross-acceleration provisions. Certain of the Company's competitors operate on a less leveraged basis, and thus have significantly greater operating and financial flexibility, than the Company. See "Description of Series D Preferred Stock and Exchange Notes."

       The Company's ability to make scheduled payments of principal of, or to pay interest on or to refinance, its debt (including the Old Notes and the Notes), to make dividend payments on or Conversion Payments (as defined herein) with respect to the Series D Preferred Stock and to redeem the Series B Preferred Stock depends on its future financial performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control, as well as the success of the radio stations acquired or to be acquired and the integration of such stations into the Company's operations. Based upon the Company's current level of operations and anticipated improvements, management believes that cash flow from operations, together with the net proceeds of the Financing, the Pending Dispositions, the MMR Dispositions, the exercise of the MMR Class A Warrants and available borrowings under the New Credit Agreement, will be adequate to meet the Company's anticipated future requirements for working capital, capital expenditures and scheduled payments of interest on its debt and to make dividend payments on the Series D Preferred Stock and to redeem the Series B Preferred Stock. There can be no assurance that the Pending Dispositions and the exercise of the MMR Class A Warrants will occur or that the Company's business will generate sufficient cash flow from operations, that anticipated improvements in operating results will be achieved or that future working capital borrowings will be available in an amount sufficient to enable the Company to service its debt, to make dividend payments on or Conversion Payments with respect to the Series D Preferred Stock, to redeem the Series B Preferred Stock or to make necessary capital or other expenditures. The Company may be required to refinance the Old Notes and the Notes or the aggregate liquidation preference of the Series D Preferred Stock prior to their respective maturities. There can be no assurance that the Company will be able to raise additional capital through the sale of securities, the disposition of radio stations or otherwise for any such refinancing.

LIMITATIONS ON THE ABILITY TO CONVERT SERIES D PREFERRED STOCK

       The issuance of shares of Class A Common Stock, including those issuable upon conversions of shares of Series D Preferred Stock or the Exchange Notes, that would cause Robert F.X. Sillerman not to hold directly voting stock of the Company representing more than 50% of the total voting power of the Company would require the Company to seek and obtain the prior consent of the FCC. The Company intends to seek such consent at such time as it may be required. The Certificate of Designations provides that the Company will use its best efforts to secure all necessary consents and approvals, if any, and take all other commercially reasonable steps to permit conversion of the Series D Preferred Stock. On the date hereof, the Company will be able to issue shares of Class A Common Stock upon conversion of approximately 78.0% of the Series D Preferred Stock or the Exchange Notes without reducing Mr. Sillerman's directly-held voting power in the Company to 50% or less. Although the Company has no reason to believe that the FCC would not consent to the relinquishment of de jure control of the Company by Mr. Sillerman
(i.e. relinquishment of control such that more than 50% of the total voting power in the Company is no longer held by him), there can be no assurance that the FCC will so consent.

       The Company has not reserved for issuance upon the conversion of all of the shares of Series D Preferred Stock or conversion of all of the Exchange Notes, as the case may be, a sufficient number of shares of Class A Common Stock. In either such event, the Company will have to seek the approval of its stockholders to authorize additional shares of Class A Common Stock. The Company has reserved approximately 3,280,000 shares of Class A Common Stock for issuance upon conversion of the shares of Series D Preferred Stock or the Exchange Notes, as the case may be. Holders of options to purchase approximately 962,000 shares of Class A Common Stock and holders of approximately 850,000 shares of Class B Common Stock have agreed not to exercise such options or convert such shares of Class B Common Stock into shares of Class A Common Stock until such time as the Company has increased the number of shares of Class A Common Stock authorized for issuance. Currently, the Company does not have a sufficient number of shares of Class A Common Stock to convert approximately 3,000 shares of Series D Preferred Stock. The Company intends to request its stockholders to increase the authorized number of shares of Class A Common Stock at its next Annual Meeting. There can be no assurance, however, that the stockholders of the Company will authorize such an increase.

       The Certificate of Designations and the Exchange Indenture each provide that in the event that the Company is unable to issue shares of Class A Common Stock upon conversion of the shares of Series D Preferred Stock or the Exchange Notes (either because there are an insufficient number of shares of Class A Common Stock available for issuance or the Company is restricted by FCC rules from issuing shares of Class A Common Stock), the Company will be required to pay an amount in cash equal to 110% of the Current Market Price (as defined herein) of the Class A Common Stock as of the date of such conversion (the "Conversion Payments"). See "Description of Series D Preferred Stock and Exchange Notes -- Conversion Rights" and "-- Description of Exchange Notes -- Conversion." The New Credit Agreement or the Indenture may prohibit or restrict the Company from making the Conversion Payments. Any future credit agreement or other agreements relating to financing to which the Company becomes a party may contain similar prohibitions or restrictions. In the event conversions occur at a time when the Company is prohibited or restricted from making the Conversion Payments, the Company could seek the consent of its lenders or the holders of the Notes to make the Conversion Payments or could attempt to refinance the borrowings that contain such prohibitions or restrictions. If the Company does not obtain such consent or repay such borrowings, the Company will remain prohibited from making the Conversion Payments. In such case, the Company's failure to make Conversion Payments would constitute a breach under the Exchange Note Indenture (if in effect) which may constitute a default under the New Credit Agreement and the Indenture. Under such circumstances, the Company may not have the financial resources to repay all of its obligations that would become due.

SUBORDINATION OF THE EXCHANGE NOTES

       The Exchange Notes if issued will be subordinate in right of payment to all Senior Debt of the Company. In the event of bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Exchange Notes only after all Senior Debt has been paid in full and there may not be sufficient assets remaining to pay amounts due on any or all of the Exchange Notes then outstanding. In addition, indebtedness outstanding under the New Credit Agreement is expected to be secured by substantially all of the assets of the Company and its subsidiaries. As of March 31, 1996, on a pro forma basis after giving effect to the Transactions, the Company would have had approximately $450.6 million of Senior Debt.
Additional Senior Debt may be incurred by the Company from time to time subject to certain restrictions contained in the New Credit Agreement and the Indenture. See "Description of Series D Preferred Stock and Exchange Notes
- -- Subordination."

HOLDING COMPANY STRUCTURE; DEPENDENCE UPON OPERATIONS OF SUBSIDIARIES

       Substantially all of the assets of the Company are held by the Company's subsidiaries, and all of the Company's operating revenues are derived from operations of such subsidiaries. In addition, future acquisitions may be made through present or future subsidiaries of the Company. Therefore, the Company's ability to pay the Liquidation Preference of and dividends when due on the Series D Preferred Stock and interest and principal when due to holders of the Exchange Notes is dependent upon the earnings of its subsidiaries and the distribution of sufficient funds from its direct and indirect subsidiaries. The Company's subsidiaries will have no obligation, contingent or otherwise, to make any funds available to the Company for payment of the Liquidation Preference of and dividends when due on the Series D Preferred Stock or on principal of or interest on the Exchange Notes. Under the Indenture and the New Credit Agreement, the Company's subsidiaries will be restricted in their ability to incur debt in the future.

HISTORICAL LOSSES

       Although the Company had net income of $1.8 million for the year ended December 31, 1994, the Company had net losses of $985,000, $4.4 million (including a charge of $5.0 million relating to the write-down of the Texas Rangers broadcast rights) and $17.8 million (including a non-recurring charge of approximately $14.0 million, substantially all of which was non-cash) for the three months ended March 31, 1996 and the years ended December 31, 1995 and 1993, respectively. On a pro forma basis, after giving effect to the Recent Acquisitions and the Transactions, as if such transactions had occurred on January 1, 1995, for the year ended December 31, 1995 and the three months ended March 31, 1996, the Company would have had a net loss of approximately $19.0 million and $6.6 million, respectively. In connection with the SCMC Termination Agreement, the Company has agreed to the cancellation of $2.0 million of indebtedness plus accrued interest thereon owing from SCMC to the Company and has issued warrants to SCMC to purchase up to 600,000 shares of Class A Common Stock at an exercise price of $33 3/4 per share. In connection with such agreement, the Company will recognize a non-cash charge to earnings of approximately $4.5 million during the three-month period ended June 30, 1996 and $1.1 million upon completion of the MMR Merger. Approximately $23.5 million of the net proceeds of the Financing has been allocated to make certain payments to R. Steven Hicks, the former President and Chief Executive Officer of the Company, and D. Geoffrey Armstrong, the current Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company, and in connection therewith, the Company will recognize a non-recurring charge to earnings of approximately $19.4 million during the three-month period ended June 30, 1996. In addition, the Company will recognize an extraordinary loss of approximately $14.7 million relating to the write-off of deferred financing costs of the Old Credit Agreement and the costs of the Tender Offer during the three-month period ended June 30, 1996. Depreciation and amortization relating to past acquisitions and future acquisitions, interest expenses under the Company's debt and dividend payments on the Series D Preferred Stock will continue to affect the Company's net income (loss) in the future.

CHANGE OF CONTROL

       The Indenture and the Old Indenture provide that, upon the occurrence of a Change of Control, the holders of the Notes and the Old Notes will have the right to require the Company to repurchase their notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. In addition, a Change of Control may constitute a default under the New Credit Agreement. Unless waived or cured, any such default could create a default under the Notes, the Old Notes and the Series D Preferred Stock. If a Change of Control were to occur, due to the highly leveraged nature of the Company, the Company may not have the financial resources to repay all of its obligations under any indebtedness that would become payable upon the occurrence of such Change of Control. The Company's failure to make a required repurchase in the event of a Change of Control would create an Event of Default under the Notes and the Old Notes. In addition, the Communications Act of 1934, as amended (the "Communications Act") and FCC rules require the prior consent of the FCC to any change of control of the Company. See "-- Substantial Leverage; Inability to Service Obligations," "Description of Series D Preferred Stock and Exchange Notes -- Description of Series D Preferred Stock -- Special Conversion Rights; Change of Control" and "Description of Series D Preferred Stock and Exchange Notes -- Description of Exchange Notes -- Special Conversion Rights; Change of Control."

EXPANSION STRATEGY; NEED FOR ADDITIONAL FUNDS

       The Company's principal growth strategy is to operate and acquire highly-ranked radio stations with attractive audience demographics in major and medium-sized markets located throughout the United States. The Company regularly explores acquisition opportunities; however, with the exception of the Pending Acquisitions, the Company has no agreements or understandings regarding such possible future acquisitions. There can be no assurance that the Company will consummate the Pending Acquisitions or be able to identify stations to acquire in the future. Each acquisition will be subject to the prior approval of the FCC and of the lenders under debt instruments to which the Company is a party. Furthermore, as a result of the Recent Legislation, future acquisitions may be subject to antitrust review by the Antitrust Agencies, even if approved by the FCC. In addition, the Company may require additional debt or equity financing to finance properties it may seek to acquire in the future. The availability of additional acquisition financing cannot be assured, and dePending on the terms of proposed acquisitions and financings, could be restricted by the terms of debt instruments to which the Company is a party. There can be no assurance that any future acquisitions will be successfully integrated into the Company's operations or that such acquisitions will not have a material adverse effect on the Company's financial condition and results of operations. See "-- Risks Associated with Integration of the Stations to be Acquired," and "--Regulatory Matters."

CONTROL BY MANAGEMENT

       Robert F.X. Sillerman holds approximately 52.5% of the combined voting power of the Company. Mr. Sillerman and his affiliates, together with other members of the Company's management, hold approximately 61.6% of the combined voting power of the Company. Mr. Sillerman and his affiliates will hold approximately 55.3% and Mr. Sillerman and his affiliates, together with the Company's management, will hold approximately 57.5% of the combined voting power of the Company following completion of the MMR Merger. The Class A Common Stock, par value $.01 per share ("Class A Common Stock"), has one vote per share on all matters, whereas the Class B Common Stock, par value $.01 per share ("Class B Common Stock"), has ten votes per share except in certain matters. Accordingly, management currently is, and following the MMR Merger will be, able to control the vote on all matters except (i) in the election of directors, with respect to which the holders of the Class A Common Stock will be entitled to elect two of the Company's seven Directors (and three of the Company's nine Directors following completion of the MMR Merger) by a class vote, (ii) in connection with any proposed "going private" transaction between the Company and Mr. Sillerman or his affiliates, with respect to which the holders of the Class A Common Stock and Class B Common Stock vote as a single class, with each share of Class A Common Stock and Class B Common Stock entitled to one vote per share and (iii) as otherwise provided by law. In addition, in the event dividends on the Series D Preferred Stock are in arrears and unpaid in an aggregate amount equal to six full quarterly dividends and in certain other circumstances, the holders of the Series D Preferred Stock (voting separately as a class) will be entitled to elect two additional members of the Board of Directors of the Company. See "Description of Series D Preferred Stock and Exchange Notes -- Voting Rights."

POTENTIAL CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES

       Mr. Sillerman and other members of the Company's management have direct and indirect investments and interests in entities that own and operate radio stations, including radio stations that are in certain of the same markets as the Company's existing or proposed radio stations. These investments and interests (and any similar investments and interests in the future) may give rise to certain conflicts of interest as well as to potential attribution under FCC rules or invocation of the FCC's cross-interest policy, which could restrict the Company's ability to acquire radio stations in certain markets. See "-- Regulatory Matters."


       SCMC, Mr. Sillerman and Howard J. Tytel, a Director and Executive Vice President of the Company, have interests in entities that own and operate radio stations other than the Company. Messrs. Sillerman and Tytel and their affiliates hold a substantial equity interest in, and are parties to consulting and marketing agreements with, each of MMR and Triathlon. Pursuant to the consulting and marketing agreements, SCMC is obligated to offer to such companies any radio broadcasting opportunities that come to their attention in medium and small markets (defined in such agreements as those markets ranked 71st and smaller out of the radio markets summarized by Duncan's Radio Market Guide (1995 ed.)). The Company does not intend to pursue acquisitions in the medium-sized markets in the eastern United States that MMR primarily focuses on until the consummation of the MMR Merger or in the small and medium-sized markets in the Midwest and Western regions of the United States that Triathlon primarily focuses on, except that the Company acquired in the Prism Acquisition three radio stations in the Wichita, Kansas market, a market in which Triathlon has radio station ownership interests.

       SCMC has acted from time to time as the Company's financial advisor since the Company's inception. SCMC is controlled by Mr. Sillerman, and Messrs. Sillerman and Tytel are officers and directors of SCMC. SCMC acts in similar capacities for each of MMR and Triathlon. These companies may seek to participate in business opportunities which may be suitable for the Company. In addition, SCMC provided advisory services to MMR and the Company in connection with the MMR Merger. The MMR Merger was approved by independent committees of the Board of Directors of each of MMR and the Company and both the Company and MMR received opinions from nationally-recognized investment banking firms that the MMR Merger was fair to their respective stockholders from a financial point of view.

       On April 15, 1996, the Company and SCMC entered into the SCMC Termination Agreement pursuant to which SCMC assigned to the Company its rights to receive fees for consulting and marketing services payable by each of MMR and Triathlon in consideration of which SCMC received warrants to purchase 600,000 shares of Class A Common Stock and the Company will forgive, upon the consummation of the MMR Merger, a $2.0 million loan made to SCMC plus accrued and unpaid interest thereon. In addition, pursuant to such agreement, the Company and SCMC terminated the arrangement whereby SCMC performed financial consulting services for the Company. Subsequent to the termination of its current relationship with SCMC, the Company intends to perform internally the functions performed by SCMC.

       On June 19, 1996, the Company and Mr. Hicks entered into an agreement pursuant to which Mr. Hicks resigned as an officer and Director of the Company effective on that date and agreed not to compete with the Company for the period of approximately one year with the Company or MMR in certain of the markets in which the Company or MMR currently owns, operates, provides programming to or sells advertising on behalf of radio stations and any eight additional markets in which the Company or MMR has entered into agreements to purchase one or more radio stations on or before the consummation of the MMR Merger.

RELIANCE ON KEY PERSONNEL

       Following consummation of the Pending Acquisitions, the Company's business will be dependent to a significant extent upon the performance of certain key individuals, including Messrs. Sillerman, Ferrel and Armstrong. Mr. Ferrel, Chief Executive Officer, President and Chief Operating Officer of MMR, has agreed to become the Chief Executive Officer of the Company upon consummation of the MMR Merger. The Company has entered into a five-year employment agreement with each of Messrs. Sillerman and Armstrong, effective as of April 1, 1995. In addition, the Company expects to enter into an employment agreement with Mr. Ferrel, to be effective upon the consummation of the MMR Merger. There can be no assurance that the services of Messrs. Sillerman, Ferrel or Armstrong will continue to be provided for the term of such agreements. Messrs. Sillerman's and Armstrong's employment agreements require, and Mr. Ferrel's employment agreement will require, that they devote substantially all of their business time to the business and affairs of the Company, except that Mr. Sillerman's agreement permits him to fulfill his obligations as a director and officer of companies in which he currently serves in such capacities and to devote a portion of his business time to personal, non-broadcast investments or commitments or to certain broadcast investments. It is anticipated that in the event that the MMR Merger is not consummated, the services of Mr. Ferrel will not be available to the Company and Mr. Sillerman will continue to serve as the Chief Executive Officer of the Company.

       The loss of the services of Messrs. Sillerman or Armstrong, or of Mr. Ferrel (following the consummation of the MMR Merger), could have a material adverse effect on the Company. The Company has obtained key-man insurance for its benefit on the life of Mr. Sillerman, and intends to obtain such insurance for Messrs. Ferrel and Armstrong effective upon the consummation of the MMR Merger, in the amount of $5.0 million for each individual. In addition, the Company has entered into employment agreements with several high-profile on-air personalities. However, there can be no assurance that the Company will be able to retain any of such employees or prevent them from competing with the Company in the event of their departure.

DEPENDENCE ON ECONOMIC FACTORS

       Because the Company derives substantially all of its revenue from the sale of advertising time, its revenues may be adversely affected by economic conditions which impact advertisers. In particular, because approximately 75% of the Company's revenue has generally been derived from local advertisers, operating results in individual geographic markets will be adversely affected by local or regional economic downturns. Such economic downturns might have an adverse impact on the Company's financial condition and results of operations. In addition, revenues of radio stations may be affected by many other factors including:
(i) the popularity of programming, including programming such as sports programming where the Company makes long-term commitments; (ii) regulatory restrictions on types of programming or advertising (such as beer and wine advertising); (iii) competition within national, regional or local markets from programming on other stations or from other media; (iv) loss of market share to other technologies and (v) challenges to license renewals.

REGULATORY MATTERS

       The radio broadcasting industry is subject to extensive regulation by the FCC. In particular, the Company's business is dependent upon its continuing to hold, and, in connection with acquisitions of radio stations, upon obtaining prior FCC consent to assignments or transfers of control of, broadcasting station operating licenses issued by the FCC. Radio broadcasting licenses may be granted for maximum terms of seven years, although the FCC has proposed in a recent rulemaking raising the maximum term to eight years, as permitted by the Recent Legislation. There can be no assurance that the Company's licenses will be renewed or that the FCC will continue to approve additional acquisitions or the Pending Dispositions, especially if third parties challenge the Company's renewal, acquisition or disposition applications. Third parties have challenged certain FCC applications of the Company or the radio stations involved in the Acquisitions. Failure to obtain the renewal of any of the Company's principal broadcast licenses or to obtain FCC approval for an assignment or transfer of control to the Company of a license in connection with a station acquisition could have a material adverse effect on the Company's business and operations. In addition, the number and locations of radio stations the Company may acquire is limited by FCC rules and will vary dePending upon whether the interests in other radio stations or certain other media properties of certain individuals affiliated with the Company are attributable to those individuals. Moreover, under the FCC's cross-interest policy, the FCC in certain instances may prohibit one party from acquiring an attributable interest in one media outlet and a substantial non-attributable economic interest in another media outlet in the same market, thereby prohibiting a particular acquisition by the Company. Also, the activities of persons who are deemed by the FCC to control the Company could adversely affect the Company's ability to obtain license renewals and to acquire radio stations.

       The issuance of shares of Class A Common Stock, including those issuable upon conversion of shares of Series D Preferred Stock, that would cause Robert F.X. Sillerman not to hold directly voting stock of the Company representing more than 50% of the total voting power of the Company would require the Company to seek the prior consent of the FCC. The Company intends to seek such consent at such time as it may be required. The Certificate of Designations provides that the Company will use its best efforts to secure all necessary consents and approvals, if any, and take all other commercially reasonable steps to permit conversion of the Series D Preferred Stock. Presently, due to the single majority stockholder exemption, stockholders holding 5% or more of the total voting power of the Company do not have an attributable interest in the Company because Mr. Sillerman owns more than 50% of the voting power of the Company. In the event that Mr. Sillerman's voting power in the Company dropped to 50% or less, all stockholders holding 5% or more of the total voting power of the Company would have an attributable interest in the Company for purposes of the FCC's local ownership rules, which could adversely affect the Company's ability to acquire or to hold interests in radio stations in particular markets, dePending upon the other media interests of those stockholders. The FCC has outstanding a notice of proposed rule making that, among other things, seeks comment on whether the FCC should modify its attribution rules by (i) restricting the availability of the single majority stockholder exemption and (ii) attributing under certain circumstances certain interests such as non-voting stock or debt. The Company cannot predict the outcome of this proceeding or how it will affect the Company's business.

       As a result of the Recent Legislation, radio station acquisitions are subject to antitrust review by the Antitrust Agencies, even if approved by the FCC. The Antitrust Agencies have not articulated the standards that may be applied in an antitrust review in the radio broadcasting industry. There can be no assurance that the Antitrust Agencies will approve the Pending Acquisitions and Pending Dispositions or that such antitrust review will not otherwise impact the Company's business or its strategy.

       There can be no assurance that there will not be changes in the current regulatory requirements, the imposition of additional regulations or the creation of new regulatory agencies, which changes would restrict or curtail the ability of the Company to acquire, operate and dispose of stations or, in general, to compete profitably with other operators of radio and other media properties. Moreover, there can be no assurance that there will not be other regulatory changes, including aspects of deregulation, that will result in a decline in the value of broadcasting licenses held by the Company or adversely affect the Company's competitive position.

COMPETITION

       The radio broadcasting industry is highly competitive. The financial results of each of the Company's stations are dependent to a significant degree upon its audience ratings and its share of the overall advertising revenue within the station's geographic market. Each of the Company's stations competes for audience share and advertising revenue directly with other FM and AM radio stations, as well as with other media, within their respective markets. The Company's audience ratings and market share are subject to change and any adverse change in audience share and advertising ratings in any particular market could have a material and adverse effect on the Company's net revenues. The Recent Legislation will permit other radio broadcasting companies to enter the markets in which the Company operates or may operate in the future, some of which may be larger and have more financial resources than the Company. The Company's stations also compete with other advertising media such as newspapers, television, magazines, billboard advertising, transit advertising and direct mail advertising. Radio broadcasting is also subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems or the introduction of digital audio broadcasting. Competition within the radio broadcasting industry occurs primarily in individual markets, so that a station in one market does not generally compete directly with stations in other markets. Although the Company believes that each of its stations is able to compete effectively in its market, there can be no assurance that any of the Company's stations will be able to maintain or increase current audience ratings and advertising revenue market share.

NO TRANSFER OF COMMON STOCK TO ALIENS

       The Company's Certificate of Incorporation restricts the ownership, voting and transfer of the Company's capital stock in accordance with the Communications Act and the rules of the FCC to prohibit ownership of more than 25% of the Company's outstanding capital stock, or more than 25% of the voting rights it represents (such percentage, however, is 20% in the case of those subsidiaries that are direct holders of FCC licenses), by or for the account of Aliens (as defined herein) or corporations otherwise subject to domination or control by Aliens. Based upon reports filed with the Commission, the Company believes that there are 1,071,429 shares of Class A Common Stock (the "Nomura Shares") held by Nomura Holdings America, Inc. ("Nomura"), representing 16.6% of the outstanding shares of Class A Common Stock and 6.5% of the outstanding voting power of the Company. Because a substantial portion of the common stock of Nomura is owned and voted by Aliens, the Company, in order to comply with the requirements of the Communications Act and the rules and regulations of the FCC promulgated thereunder, may decide not to permit or recognize any issuance or transfer of its Common Stock or its Series D Preferred Stock to an Alien. Failure to comply with such rules and regulations could result in the imposition of penalties on the Company. This restriction on transfers to Aliens may adversely affect the market for the Company's securities, including the Series D Preferred Stock and the Class A Common Stock. In addition, the Certificate of Incorporation provides that shares of capital stock of the Company determined by the Company's Board of Directors to be owned beneficially by an Alien shall always be subject to redemption by the Company by action of the Board of Directors to the extent necessary, in the judgment of the Board of Directors, to comply with the alien ownership restrictions of the Communications Act and the FCC rules and regulations.

SHARES ELIGIBLE FOR FUTURE SALE

       After giving effect to the transactions contemplated in the Hicks Agreement, there will be outstanding a total of 6,533,215 shares of Class A Common Stock and 856,126 shares of Class B Common Stock. Of these outstanding shares, 1,308,215 shares of Class A Common Stock and all of the shares of Class B Common Stock are "Restricted Securities," as that term is defined in Rule 144 promulgated under the Securities Act. Of such shares, 236,786 shares of Class A Common Stock and the 856,126 shares of Class A Common Stock issuable upon conversion of the Class B Common Stock are currently eligible for sale in the open market under Rule 144 (subject to the limitations set forth herein). The Company believes that the remaining 1,071,429 shares of Class A Common Stock (which were transferred to Nomura in December 1994) may not be able to be sold in the open market under Rule 144 until December 8, 1996. In addition, the shares of Class

A Common Stock held by Nomura have one demand and certain piggy-back registration rights with respect thereto which expire on October 7, 2000. In connection with the MMR Merger, the Company will issue 1,928,397 shares of Class A Common Stock and 240,021 shares of Class B Common Stock, respectively, of which approximately 18 percent, will be "Restricted Securities." The sale, or availability for sale, of substantial amounts of Common Stock in the public market pursuant to Rule 144 or otherwise could adversely affect the prevailing market price of the shares of Class A Common Stock and could impair the Company's ability to raise additional capital through the sale of equity securities.

       The Company, Robert F. X. Sillerman and D. Geoffrey Armstrong, each have agreed not to sell or otherwise dispose of an aggregate of 57,506 shares of Class A Common Stock and 856,126 shares of Class B Common Stock or sell or grant any rights, options or warrants with respect to Common Stock or securities convertible into Common Stock, without the prior consent of Goldman, Sachs & Co., until August 29, 1996.

       In addition, each of Robert F.X. Sillerman, D. Geoffrey Armstrong, Howard J. Tytel and Richard A. Liese, each a director of the Company, and SCMC, have agreed not to exercise any rights, options or warrants to acquire Class A Common Stock and Mr. Sillerman has further agreed not to transfer any shares of Class B Common Stock that he holds until the stockholders of the Company have approved an increase in the number of authorized shares of Class A Common Stock sufficient to insure the availability of all shares of Class A Common Stock issuable upon conversion of the Series D Preferred Stock, or the Exchange Notes, as the case may be, and all options, rights and warrants to purchase shares of Class A Common Stock.

ABSENCE OF PUBLIC MARKET; RESTRICTIONS ON TRANSFER.

       Although the Series D Preferred Stock is, and the Exchange Notes are eligible for, trading in PORTAL by "qualified institutional buyers" ("QIBs") as defined in Rule 144A under the Securities Act and "accredited investors" as defined in Rule 501 promulgated under the Securities Act, there can be no assurance as to the liquidity of the markets for the Series D Preferred Stock or the Exchange Notes, the ability of holders of the Series D Preferred Stock or the Exchange Notes to sell such securities or the price at which holders would be able to sell. Future trading prices of the Series D Preferred Stock or the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. The Initial Purchasers of the Series D Preferred Stock have advised the Company that they currently intend to make a market in the Series D Preferred Stock and the Exchange Notes, in the event that the Exchange Notes are issued upon exchange of the Series D Preferred Stock. However, the Initial Purchasers are not obligated to do so and any market making may be discontinued at any time without notice. The Company does not intend to apply for listing of the Series D Preferred Stock offered hereby or the Exchange Notes on any securities exchange.

                            SELLING SECURITYHOLDERS

       The Registration Statement has been filed pursuant to Rule 415 under the Securities Act to afford the holders of the Securities the opportunity to sell such Securities in a public transaction rather than pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act. In order to avail itself of that opportunity, a holder must notify the Company in writing of its intention to sell Securities and request the Company to file a supplement to this Prospectus or an amendment to the Registration Statement identifying such holder as a Selling Securityholder and disclosing such other information concerning the Selling Securityholder and the Securities to be sold as may then be required by the Securities Act and the rules and regulations thereunder, as applicable. No offer or sale pursuant to this Prospectus may be made by any holder until such a request has been made and until any such supplement has been filed or any such amendment has become effective. The holders of Securities who have made such a request and as to whom any such required supplement or amendment has been filed or becomes effective are referred to herein as "Selling Securityholders." Since the Series D Preferred Stock is currently trading in PORTAL, the holder of the Securities at the time such request has been made may differ from the holders as of the date hereof.







        As of the date of this Prospectus no holder of Securities has made such a request and, accordingly, no Selling Securityholders are named herein.


       The Company will from time to time supplement or amend this Prospectus to reflect the required information concerning any Selling Securityholders.

       The Company has agreed to bear all expenses (other than expenses incurred by any holder of Securities, including fees and expenses of counsel and other advisors retained by such holder, in excess of $30,000.00 in the aggregate) in connection with the registration and sale of the Securities covered by this Prospectus.

       No holder of shares of Series D Preferred Stock has, as of the date hereof, converted such shares into shares of Class A Common Stock or exchanged such shares for Exchange Notes.

                             PLAN OF DISTRIBUTION

       The Company will not receive any of the proceeds from the sale of any of the Securities offered hereby, all of which are being offered directly by the Selling Securityholders. The sale of the Securities may be effected by the Selling Securityholders from time to time in transactions on PORTAL or in the over-the-counter market, in negotiated transactions or a combination of such methods of sale, in each such case, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions by selling Securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from Selling Securityholders and/or purchasers of Securities for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Company has agreed to keep this Registration Statement effective until May 31, 1999.

       At the time a particular offer of Securities is made, a supplemental Prospectus will be distributed which will set forth the number of Securities being offered and the terms of the offering including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the Securities purchased from the Selling Securityholders, any discounts, commissions and other items constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

       In order to comply with certain state securities laws, if applicable, the Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by the Company and the Selling Securityholder.

       The Selling Securityholders and any broker-dealers, agents or underwriters that participate with Selling Securityholders in the distribution of Securities may be deemed to be "underwriters" as defined in the Securities Act in which event all brokerage commissions or discounts and other compensation received by such Selling Securityholders, broker-dealers, agents or underwriters may be deemed underwriting compensation under the Securities Act. In addition, any of the Securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than this Prospectus.

       Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of Securities may not simultaneously engage in market making activities with respect to the Company's securities for specified periods prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of shares of Class A Common Stock by the Selling Securityholders.

       The Company has agreed to indemnify Selling Securityholders against certain civil liabilities in connection with the Registration Statement, including certain liabilities under the Securities Act.

          DESCRIPTION OF SERIES D PREFERRED STOCK AND EXCHANGE NOTES

GENERAL

       The following is a summary of certain terms of the Series D Preferred Stock offered hereby. The terms of the Series D Preferred Stock are set forth in the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designations"). This summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, the Company's Amended and Restated Certificate of Incorporation, which includes the Certificate of Designations, including the definitions therein of certain terms used below. Copies of the Amended and Restated Certificate of Incorporation and the Certificate of Designations will be made available as set forth under "Available Information" and "Incorporation of Certain Documents by Reference." The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions."

       Pursuant to the Certificate of Designations, 2,990,000 shares of Series D Preferred Stock with a liquidation preference of $50 per share (the "Liquidation Preference") were authorized and issued in the Series D Preferred Stock Offering. The Series D Preferred Stock is fully paid and nonassessable, and Holders thereof have no preemptive rights in connection therewith.

       The Liquidation Preference of the Series D Preferred Stock is not necessarily indicative of the price at which shares of the Series D Preferred Stock actually trade, and the Series D Preferred Stock may trade at prices below its Liquidation Preference. The market price of the Series D Preferred Stock can be expected to fluctuate with changes in the financial markets and economic conditions, the financial condition and prospects of the Company and other factors that generally influence the market prices of securities. See "Risk Factors."

       The transfer agent for the Series D Preferred Stock is The Bank of New York unless and until a successor is selected by the Company (the "Transfer Agent"). The offices of the Transfer Agent are located in New York City at One Wall Street, New York, New York 10286.

RANKING

       The Series D Preferred Stock ranks senior in right of payment to every other class or series of capital stock of the Company as to dividends and upon liquidation, dissolution or winding up of the Company. The Certificate of Designations provides that the Company may not, without the consent of the Holders of at least a majority of the then outstanding shares of Series D Preferred Stock, authorize, create (by way of reclassification or otherwise) or issue any class or series of capital stock of the Company ranking on a parity with the Series D Preferred Stock ("Parity Securities") or any obligation or security convertible or exchangeable into or evidencing a right to purchase, shares of any class or series Parity Securities. The Certificate of Designations provides that the Company may not, without the consent of the Holders of at least two-thirds of the then outstanding shares of Series D Preferred Stock, authorize, create (by way of reclassification or otherwise) or issue any class or series of capital stock of the Company ranking senior to the Series D Preferred Stock ("Senior Securities") or any obligation or security convertible or exchangeable into or evidencing a right to purchase, shares of any class or series of Senior Securities.

DIVIDENDS

       The Holders of shares of the Series D Preferred Stock are entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative preferential dividends from the issue date of the Series D Preferred Stock accruing at the rate per share of $3.25 per annum, or $0.8125 per quarter, payable quarterly in arrears on February 28, May 31, August 31, and November 30 in each year or, if any such date is not a Business Day, on the next succeeding business day (each, a "Dividend Payment Date"), to the Holders of record as of the next preceding February 15, May 15, August 15 and November 15 (each, a "Record Date"). Dividends are payable in cash. The first dividend payment of $0.8125 per share of Series D Preferred Stock is payable on August 31, 1996. Dividends payable on the Series D Preferred Stock will be computed on the basis of a 360-day year of twelve 30-day months and will be deemed to accrue on a daily basis. The Series D Preferred Stock is not be redeemable unless all dividends accrued through May 31, 1999 shall have been paid in cash. For a discussion of certain federal income tax considerations relevant to the payment of dividends on the Series D Preferred Stock, see "Certain Federal Income Tax Consequences -- Dividends on Series D Preferred Stock."

       Dividends on the Series D Preferred Stock accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends accumulate to the extent they are not paid on the Dividend Payment Date for the quarter to which they relate. Accumulated unpaid dividends will bear interest at the rate of 6 1/2% per annum. The Certificate of Designations provides that the Company will take all actions required or permitted under Delaware law to permit the payment of dividends on the Series D Preferred Stock.

       No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series D Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all outstanding shares of Series D Preferred Stock. Unless full cumulative dividends on all outstanding shares of Series D Preferred Stock due for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend payable solely in shares of any class of stock ranking junior to the Series D Preferred Stock as to the payment of dividends and as to rights in liquidation, dissolution or winding up of the affairs of the Company ("Junior Securities")) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities; (iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Company or any of its Subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Company or any of its Subsidiaries. Holders of the Series D Preferred Stock are not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

VOTING RIGHTS

       Holders of record of shares of the Series D Preferred Stock have no voting rights, except as required by law and as provided in the Certificate of Designations. The Certificate of Designations provides that upon (a) the accumulation of accrued and unpaid dividends on the outstanding Series D Preferred Stock in an amount equal to six full quarterly dividends (whether or not consecutive); (b) the failure of the Company to satisfy any mandatory redemption or repurchase obligation (including, without limitation, pursuant to any required Change of Control Offer) with respect to the Series D Preferred Stock; (c) the failure of the Company to make a Change of Control Offer on the terms and in accordance with the provisions described below under the caption "--Special Conversion Rights; Change of Control"; (d) the failure of the Company to honor its obligations with respect to any share of Series D Preferred Stock upon conversion thereof or (e) the failure of the Company to comply with any of the other covenants or agreements set forth in the Certificate of Designations and the continuance of such failure for 60 consecutive days or more (each of the events described in clauses (a), (b), (c), (d) and (e) being referred to herein as a "Voting Rights Triggering Event"), the number of members of the Company's Board of Directors will be immediately and automatically increased by two, and the Holders of a majority of the outstanding shares of Series D Preferred Stock, voting as a separate class, will be entitled to elect two members to the Board of Directors of the Company. Voting rights arising as a result of a Voting Rights Triggering Event will continue until such time as all dividends in arrears on the Series D Preferred Stock are paid in full and all other Voting Rights Triggering Events have been cured or waived.

       In addition, as provided above under "-- Ranking," the Company may not authorize, create (by way of reclassification or otherwise) or issue (i) any Parity Securities, or any obligation or security convertible into or evidencing the right to purchase any Parity Securities, without the affirmative vote or consent of the Holders of a majority of the then outstanding shares of Series D Preferred Stock; and (ii) any Senior Securities, or any obligation or security convertible into or evidencing the right to purchase Senior Securities, without the affirmative vote or consent of the Holders of two-thirds of the then outstanding shares of Series D Preferred Stock, in each case, voting as a separate class.

       In addition, the Certificate of Designations provides that the Company may not amend or otherwise alter its Amended and Restated Certificate of Incorporation in any manner that adversely affects the rights of Holders of Series D Preferred Stock or the holders of Class A Common Stock without the affirmative vote or consent of the Holders of a majority of the then-outstanding shares of Series D Preferred Stock.

CONVERSION RIGHTS

       Each Holder of shares of Series D Preferred Stock has the right, at such Holder's option, to convert its shares of Series D Preferred Stock into shares of Class A Common Stock at any time, unless previously redeemed or repurchased, at a conversion rate of 1.0987 shares of Class A Common Stock per share of Series D Preferred Stock (the "Conversion Rate") (subject to the adjustments described below and subject to the Company obtaining the approval of the FCC, if required). In the event that an insufficient number of shares of Class A Common Stock are available for issuance or the Company is restricted by FCC rules from issuing shares of Class A Common Stock upon conversion of any shares of Series D Preferred Stock, the Company is required to pay to the Holder of each share of Series D Preferred Stock seeking to convert such share an amount per share of Class A Common Stock in cash equal to 110% of the Current Market Price of the Class A Common Stock as of the date of such conversion (the "Conversion Payments"). The right to convert a share of Series D Preferred Stock called for redemption or delivered for repurchase terminates at the close of business on the Redemption Date for such Series D Preferred Stock or the repurchase date, as the case may be. Overdue Conversion Payments will bear interest at the rate of 6 1/2% per annum.

       The right of conversion attaching to any share of Series D Preferred Stock may be exercised by the Holder thereof by delivering the share of Series D Preferred Stock to be converted to the office of the Conversion Agent, accompanied by a duly signed and completed notice of conversion in form reasonably satisfactory to the Conversion Agent. The conversion date is the date on which the share of Series D Preferred Stock and the duly signed and completed notice of conversion are so delivered. As promptly as practicable on or after the conversion date, the Company will issue and deliver to the Conversion Agent a certificate or certificates for the number of full shares of Class A Common Stock issuable upon conversion, together with payment in cash in lieu of any fraction of a share. Such certificate or certificates will be delivered by the Conversion Agent to the appropriate Holder on a book-entry basis or by mailing certificates evidencing the additional shares to the Holders at their respective addresses set forth in the register of Holders maintained by the Transfer Agent. All shares of Class A Common Stock issuable upon conversion of the Series D Preferred Stock will be fully paid and nonassessable and will rank pari passu with the other shares of Class A Common Stock outstanding from time to time. Any Series D Preferred Stock surrendered for conversion during the period from the close of business on any Record Date to the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment of an amount equal to the dividends payable on such Dividend Payment Date on the Series D Preferred Stock being surrendered for conversion. In the case of any Series D Preferred Stock that has been converted after any Record Date but before the next Dividend Payment Date, dividends that are payable on such Dividend Payment Date are payable on such Dividend Payment Date notwithstanding such conversion, and such dividends will be paid to the Holder of such Series D Preferred Stock on such Record Date. As a result, Holders that surrender Series D Preferred Stock for conversion on a date that is not a Dividend Payment Date will not receive any dividends for the period from the Dividend Payment Date next preceding the date of conversion to the date of conversion or for any later period, even if the shares of Series D Preferred Stock are surrendered after notice of redemption. No other payment or adjustment for dividends, or for any dividends in respect of shares of Class A Common Stock, will be made upon conversion. Holders of Class A Common Stock issued upon conversion are not be entitled to receive any dividends payable to holders of Class A Common Stock as of any record time before the close of business on the conversion date. No fractional shares will be issued upon conversion but, in lieu thereof, an appropriate amount will be paid in cash by the Company based on the Current Market Price of the Class A Common Stock at the close of business on the day of conversion.

       A Holder delivering Series D Preferred Stock for conversion is not be required to pay any taxes or duties in respect of the issue or delivery of Class A Common Stock on conversion but is required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the shares of Class A Common Stock in a name other than that of the Holder of the Series D Preferred Stock. Certificates representing shares of Class A Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

       The conversion price is subject to adjustment in certain events, including, without duplication: (a) dividends (and other distributions) paid in shares of Class A Common Stock of the Company, (b) subdivisions, combinations and reclassification of any shares of Class A Common Stock, (c) the issuance to all holders of Class A Common Stock of the Company of other securities or rights, options or warrants entitling them to subscribe for or purchase any shares of Class A Common Stock of the Company (collectively, "Rights") at less than the then Current Market Price of Class A Common Stock (determined as of the record date for stockholders entitled to receive such other securities or rights, options or warrants), (d) subject to certain exceptions, the issuance of shares of Class A Common Stock (or Rights) for a consideration per share (or an exercise price per share) that is less than the then Current Market Price of Class A Common Stock (determined as of the date of issuance of such shares or Rights), (e) distributions to all holders of Class A Common Stock of evidences of indebtedness of the Company, shares of capital stock, cash or assets (including securities, but excluding those dividends, Rights and distributions referred to above, dividends and distributions paid exclusively in cash and distributions upon mergers or consolidations to which the next succeeding paragraph applies), (f) distributions consisting exclusively of cash (excluding any cash portion of distributions referred to in (e) above, or cash distributed upon a merger or consolidation to which the next succeeding paragraph applies) to all holders of Class A Common Stock in an aggregate amount that, combined together with
(i) other such all-cash distributions made within the preceding 12 months in respect of which no adjustment has been made and (ii) any cash and the fair market value of other consideration payable in respect of any tender offer or other stock repurchase program by the Company or any of its Subsidiaries for Class A Common Stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 10% of the Company's market capitalization (being the product of the then Current Market Price of the Class A Common Stock and the number of shares of Class A Common Stock then outstanding) on the record date for such distribution and (g) the successful completion of a tender offer by the Company or any of its subsidiaries for Class A Common Stock that involves an aggregate consideration that, together with (i) any cash and other consideration payable in a tender offer or other stock repurchase program by the Company or any of its subsidiaries for Class A Common Stock expiring within 12 months preceding the expiration of such tender offer in respect of which no adjustment has been made and (ii) the aggregate number of any such all-cash distributions referred to in (f) above to all holders of Class A Common Stock within the 12 months preceding the expiration of such tender offer in respect of which no adjustments have been made, exceeds 10% of the Company's market capitalization on the expiration of such tender offer. The Certificate of Designations provides that the Company may make voluntary reductions in the conversion price in addition to those required in the foregoing provisions, provided that each such reduction is in effect for at least 20 calendar days. The Certificate of Designations also provides that the Company will not pay any dividend or make any distribution to, or on behalf of the holders of, any class or series of Common Stock unless the holders of Class A Common Stock share therein on an equal share for share basis. No adjustment of the conversion price is required to be made until the cumulative adjustments amount to 1.0% or more of the conversion price.

       In case of any consolidation, amalgamation, arrangement or merger of the Company with or into another Person or any merger of another Person with or into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of any class or series of the Common Stock), or in case of any sale or transfer of all or substantially all of the assets of the Company, each share of Series D Preferred Stock then outstanding will, without the consent of the Holder of any Series D Preferred Stock, become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a Holder of the number of shares of Class A Common Stock into which such Series D Preferred Stock was convertible immediately prior thereto (assuming such holder of Class A Common Stock failed to exercise any rights of election and that such Series D Preferred Stock was then convertible).

       In addition, the Certificate of Designations provides that in the event that any other transaction or event occurs as to which the foregoing conversion price adjustment provisions are not strictly applicable but the failure to make any adjustment would adversely affect the conversion rights represented by the Series D Preferred Stock in accordance with the essential intent and principles of such provisions, then, in each such case, either (i) the Company will appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Company or any of its Subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Company or any of its Subsidiaries, which will give their opinion upon or (ii) the Board of Directors shall determine, consistent with the Board of Directors' fiduciary duties to the Company's shareholders, the adjustment, if any, on a basis consistent with the essential intent and principles established in the foregoing conversion price adjustment provisions, necessary to preserve, without dilution, the conversion rights represented by the Series D Preferred Stock. Upon receipt of such opinion or determination, the Company will promptly mail a copy thereof to the Holders of the Series D Preferred Stock and will make the adjustments described therein.

       The Certificate of Designations provides that the Company provide to Holders of Series D Preferred Stock reasonable notice of any event that would result in an adjustment to the conversion price pursuant to the foregoing paragraph so as to permit the Holders to effect a conversion of shares of Series D Preferred Stock into shares of Class A Common Stock prior to the occurrence of such event.

       If at any time the Company makes a distribution of property to its stockholders that would be taxable to such stockholders as a dividend for United States federal income tax purposes (e.g., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends on common stock or rights to subscribe for common stock) and, pursuant to the anti-dilution provisions of the Certificate of Designations, the number of shares into which Series D Preferred Stock is convertible is increased, such increase may be deemed for United States federal income tax purposes to be the payment of a taxable dividend to Holders of Series D Preferred Stock. See "Certain Federal Income Tax Consequences -- Adjustment of Conversion Price."

       The New Credit Agreement or the Indenture may prohibit or restrict the Company from making the Conversion Payments. Any future credit agreement or other agreements relating to financing to which the Company becomes a party may contain similar prohibitions or restrictions. In the event conversions occur at a time when the Company is prohibited or restricted from making the Conversion Payments, the Company could seek the consent of its lenders or the holders of the Notes to make the Conversion Payments or could attempt to refinance the borrowings that contain such prohibitions or restrictions. If the Company does not obtain such consent or repay such borrowings, the Company remains prohibited from making the Conversion Payments. In such case, the Company's failure to make Conversion Payments would constitute a breach under the Exchange Note Indenture (if in effect) which may constitute a default under the New Credit Agreement and the Indenture. Under such circumstances, the Company may not have the financial resources to repay all of its obligations that would become due.

       The Certificate of Designations provides that, commencing on the earlier of (i) the consummation of the MMR Merger or (ii) December 31, 1996, the Company will use its best efforts to secure all necessary consents and approvals, if any, and make all necessary filings (including, without limitation, consents and approvals of and filings with the FCC) and take all other commercially reasonable steps to permit conversion of the Series D Preferred Stock in accordance with the terms described above.


 EXCHANGE


       On any Dividend Payment Date, the Company may, at its option, exchange all but not less than all of the outstanding shares of Series D Preferred Stock for Exchange Notes upon payment of all accrued and unpaid dividends; provided that the Company will not be entitled to make the exchange if a default under the Exchange Note Indenture or any other instrument or agreement governing Indebtedness of the Company or any of its Subsidiaries would result from the exchange. See "-- Description of the Exchange Notes" below for a summary of the terms of the Exchange Notes. Holders of shares of Series D Preferred Stock are entitled to receive $50 in principal amount of Exchange Notes for each $50 of Liquidation Preference of Series D Preferred Stock held by such Holder at the time of exchange, plus cash in an amount equal to all accrued and unpaid dividends and Liquidated Damages (if any) thereon to the date of exchange (the "Exchange Date") .

       The Exchange Notes will be issuable in all appropriate denominations. Notice of the intention to exchange will be sent by or on behalf of the Company not more than 60 days nor less than 30 days prior to the Exchange Date, by first class mail, postage prepaid, to each Holder of record of Series D Preferred Stock at its registered address. In addition to any information required by law or by the applicable rules of any exchange upon which Series D Preferred Stock may be listed or admitted to trading, such notice will state:
(i) the Exchange Date; (ii) the place or places where certificates for such shares are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers; and (iii) that dividends on the shares of Series D Preferred Stock to be exchanged will cease to accrue on the Exchange Date. If notice of any exchange has been properly given, and if on or before the Exchange Date the Exchange Notes have been duly executed and authenticated and an amount in cash equal to all accrued and unpaid dividends and Liquidated Damages (if any) thereon to the Exchange Date has been deposited with the Transfer Agent, then on and after the close of business on the Exchange Date, the shares of Series D Preferred Stock to be exchanged will no longer be deemed to be outstanding and may thereafter be issued in the same manner as the other authorized but unissued convertible exchangeable preferred stock, but not as Series D Preferred Stock, and all rights of the Holders thereof as stockholders of the Company will cease, except the right of the Holders to receive upon surrender of their certificates the Exchange Notes and all accrued and unpaid dividends and Liquidated Damages (if any) thereon to the Exchange Date.

REDEMPTION

       Mandatory Redemption

       On May 31, 2007 (the "Mandatory Redemption Date"), the Company is required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Series D Preferred Stock at a price in cash equal to the Liquidation Preference thereof, plus accrued and unpaid dividends and Liquidated Damages (if any) to the date of redemption. The Company is not be required to make sinking fund payments with respect to the Series D Preferred Stock. The Certificate of Designations provides that the Company will take all actions required or permitted under Delaware law to permit such redemption.

       Optional Redemption

       The Series D Preferred Stock may not be redeemed at the option of the Company on or prior to June 1, 1999. The Series D Preferred Stock may be redeemed, in whole or in part, at the option of the Company on or after June 1, 1999, at the redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), in each case, together with accrued and unpaid dividends and Liquidated Damages (if any), if any, to the date of redemption, upon not less than 30 nor more than 60 days' prior written notice, if redeemed during the 12-month period commencing on June 1 of each of the years set forth below:


          Year                           Redemption Rate
          ----                           ---------------
          1999 .......................       104.55%
          2000 .......................       103.90%
          2001 .......................       103.25%
          2002 .......................       102.60%
          2003 .......................       101.95%
          2004 .......................       101.30%
          2005 .......................       100.65%
          2006 and thereafter ........       100.00%

PAYMENT AND CONVERSION

       All amounts payable in cash with respect to the Series D Preferred Stock are payable in United States dollars at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of dividends and Liquidated Damages (if any) may be made by check mailed to the Holders of the Series D Preferred Stock at their respective addresses set forth in the register of Holders of Series D Preferred Stock maintained by the Transfer Agent; provided that all cash payments with respect to shares of Series D Preferred Stock the Holders of which have given wire transfer instructions to the Company are required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York is the office of the Paying Agent maintained for such purpose.

       Any payment on the Series D Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the succeeding Business Day with the same force and effect as if made on such due date.

       The Company has initially appointed the Transfer Agent to act as the Paying Agent and Conversion Agent. The Company may at any time terminate the appointment of any Paying Agent or Conversion Agent and appoint additional or other Paying Agents and Conversion Agents, provided that until the Series D Preferred Stock has been delivered to the Company for cancellation, or moneys sufficient to pay the Liquidation Preference and accrued dividends and Liquidated Damages (if any) on the Series D Preferred Stock have been made available for payment and either paid or returned to the Company as provided in the Certificate of Designations, it will maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of Series D Preferred Stock for conversion.

       Dividends payable on the Series D Preferred Stock on any redemption date or repurchase date that is a Dividend Payment Date will be paid to the Holders of record as of the immediately preceding Record Date.

       All moneys deposited with any Paying Agent or then held by the Company in trust for the payment of the Liquidation Preference and dividends or Liquidated Damages (if any) on any shares of Series D Preferred Stock which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to the Company, and the Holder of such shares of Series D Preferred Stock will thereafter look only to the Company for payment thereof.

LIQUIDATION RIGHTS

       Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock (a "reduction or decrease in capital stock"), each Holder of shares of the Series D Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per share of Series D Preferred Stock held by such Holder, plus accrued and unpaid dividends and Liquidated Damages (if any) to the date fixed for liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company. After payment in full of the Liquidation Preference and all accrued dividends and Liquidated Damages (if any), to which Holders of Series D Preferred Stock are entitled, such Holders will not be entitled to any further participation in any distribution of assets of the Company. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding up of the business of the Company or reduction or decrease in capital stock.

       The Certificate of Designations does not contain any provision requiring funds to be set aside to protect the Liquidation Preference of the Series D Preferred Stock, although such Liquidation Preference will be substantially in excess of the par value of the shares of the Series D Preferred Stock.

SPECIAL CONVERSION RIGHTS; CHANGE OF CONTROL

       Upon the occurrence of a Change of Control, each Holder of shares of Series D Preferred Stock has the right to require the Company to repurchase all or any part of such Holder's Series D Preferred Stock pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate Liquidation Preference thereof plus accrued and unpaid dividends and Liquidated Damages (if any) thereon to the date of purchase (the "Change of Control Payment").

       The Company may, at its option, in lieu of paying the Change of Control Payment in cash, pay the Change of Control Payment in shares of Class A Common Stock valued at 95% of the Current Market Price of the Class A Common Stock determined solely on the basis of the five trading days ending on and including the third trading day preceding the Change of Control Payment Date; provided that the payment may not be made in shares of Class A Common Stock unless such shares are listed on a United States national securities exchange or traded on the Nasdaq National Market at the time of payment.

       The Certificate of Designations provides that within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase all outstanding shares of Series D Preferred Stock pursuant to the procedures required by the Certificate of Designations and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Series D Preferred Stock as a result of a Change of Control.

       On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all shares of Series D Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer,
(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all shares of Series D Preferred Stock or portions thereof so tendered and (3) deliver or cause to be delivered to the Transfer Agent the shares of Series D Preferred Stock so accepted together with an Officers' Certificate stating the aggregate Liquidation Preference of the shares of Series D Preferred Stock or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Series D Preferred Stock so tendered the Change of Control Payment for such Series D Preferred Stock, and the Transfer Agent will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new certificate representing the shares of Series D Preferred Stock equal in Liquidation Preference amount to any unpurchased portion of the shares of Series D Preferred Stock surrendered, if any. The Certificate of Designations provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Indebtedness to permit the repurchase of Series D Preferred Stock required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

       The Change of Control provisions described above are applicable whether or not any other provisions of the Certificate of Designations are applicable. Except as described above with respect to a Change of Control, the Certificate of Designations does not contain provisions that permit the Holders of the Series D Preferred Stock to require that the Company repurchase or redeem the Series D Preferred Stock in the event of a takeover, recapitalization or similar transaction.

       The New Credit Agreement is expected to prohibit the Company from purchasing any Series D Preferred Stock prior to its maturity, and will also provide that certain change of control events with respect to the Company constitute a default thereunder. The Senior Subordinated Note Indenture also contains restrictions on the ability of the Company to repurchase Series D Preferred Stock. Any future credit agreements or other agreements relating to Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Series D Preferred Stock, the Company could seek the consent of its lenders to the purchase of Series D Preferred Stock or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing

Series D Preferred Stock. In such case, the Holders of a majority of the outstanding shares of Series D Preferred Stock, voting as a separate class, may be entitled to elect two members to the Board of Directors of the Company.

       The Company will not be required to make a Change of Control Offer to the Holders of Series D Preferred Stock upon a Change of Control if and only if a third party makes the Change of Control Offer described above in the manner, at the times and otherwise in compliance with the requirements set forth in the Certificate of Designations and purchases all shares of Series D Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

       "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or his Related Parties (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (A) any "person" (as defined above), other than the Principal and his Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of Voting Stock of the Company having more than 35% of the combined voting power of all classes of Voting Stock of the Company then outstanding or (B) the Principal and his affiliates acquire, in the aggregate, beneficial ownership (as defined above) of more than 66 2/3% of the shares of Class A Common Stock at the time outstanding, or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

       The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Series D Preferred Stock to require the Company to repurchase such Series D Preferred Stock as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

       "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Certificate of Designations or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

       "Principal" means Robert F.X. Sillerman.

       "Related Party" with respect to the Principal means (A) any spouse or immediate family member (in the case of an individual) of the Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons (as defined above) beneficially owning (as defined above) an 80% or more controlling interest of which consist of the Principal and/or such other persons referred to in the immediately preceding clause (A).

CERTAIN COVENANTS

       Transactions with Affiliates

       The Certificate of Designations provides that the Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Holders (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors that are disinterested as to such Affiliate Transaction and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (1) transactions between or among the Company and/or its Wholly Owned Subsidiaries, (2) the MMR Merger and transactions and agreements specifically contemplated by the Agreement and Plan of Merger among the Company, SFX Merger Company and MMR as in effect on the Closing Date, (3) the redemption or repurchase of the Existing MMR Indebtedness, (4) transactions and agreements specifically contemplated by the Termination and Assignment Agreement between the Company and SCMC as in effect on the Closing Date, (5) payments required by the terms of the joint lease among the Company, SCMC and the landlord thereunder for the Company's corporate headquarters located at 150 East 58th Street, New York, New York and any agreements directly related thereto, in each case, as the same are in effect on the Closing Date, (6) the payment of any dividend or the issuance of the Exchange Notes in exchange for the Series D Preferred Stock, provided that such dividends are paid on a pro rata basis and the Exchange Notes are issued in accordance with the terms of the Certificate of Designations, (7) payments made by the Company to SCMC for facilities maintenance and other services and reimbursements pursuant to the Shared Facilities Agreement, (8) payments and other transactions by the Company pursuant to the Management Termination Agreements and (9) any Permitted Investment, in each case, shall not be deemed to be Affiliate Transactions.

       Payments for Consent

       The Certificate of Designations provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of dividend or other distribution, fee or otherwise, to any Holder of shares of Series D Preferred Stock for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Certificate of Designations or the Series D Preferred Stock unless such consideration is offered to be paid and is paid to all Holders of the Series D Preferred Stock that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

       Reports

       The Certificate of Designations provides that, whether or not required by the rules and regulations the Commission, so long as any shares of Series D Preferred Stock are outstanding, the Company will furnish to the Holders of Series D Preferred Stock (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Certificate of Designations provides that, for so long as any Series D Preferred Stock remains outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

TRANSFER AND EXCHANGE

       A Holder may transfer or exchange Series D Preferred Stock in accordance with the Certificate of Designations if the requirements of the Transfer Agent for such transfer or exchange are met. The Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Certificate of Designations.

AMENDMENT, SUPPLEMENT AND WAIVER

       Without the consent of each Holder affected, an amendment or waiver may not (with respect to any shares of Series D Preferred Stock held by a non-consenting Holder): (i) alter the voting rights with respect to the Series D Preferred Stock or reduce the number of shares of Series D Preferred Stock whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the Liquidation Preference of or change the Mandatory Redemption Date of any share of Series D Preferred Stock or alter the provisions with respect to the redemption of the Series D Preferred Stock (other than provisions relating to the covenant described above under the caption "-- Special Conversion Rights; Change of Control"), (iii) reduce the rate of or change the time for payment of dividends on any share of Series D Preferred Stock, (iv) waive a default in the payment of dividends or Liquidated Damages (if any) on the Series D Preferred Stock, (v) make any share of Series D Preferred Stock payable in money other than that stated in the Certificate of Designations, (vi) make any change in the provisions of the Certificate of Designations relating to waivers of the rights of Holders of Series D Preferred Stock to receive the Liquidation Preference, dividends or Liquidated Damages (if any) on the Series D Preferred Stock, (vii) waive a redemption payment with respect to any share of Series D Preferred Stock (other than a payment required by the covenant described above under the caption "--Special Conversion Rights; Change of Control") or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the covenant described under the caption "--Special Conversion Rights; Change of Control" including the related definitions requires the consent of the Holders of at least 75% of the shares of Series D Preferred Stock then outstanding if such amendment would adversely affect the rights of Holders of Series D Preferred Stock.

       Notwithstanding the foregoing, without the consent of any Holder of Series D Preferred Stock, the Company may (to the extent permitted by Delaware law) amend or supplement the Certificate of Designations to cure any ambiguity, defect or inconsistency, to provide for uncertificated Series D Preferred Stock in addition to or in place of certificated Series D Preferred Stock or to make any change that would provide any additional rights or benefits to the Holders of Series D Preferred Stock or that does not adversely affect the legal rights under the Certificate of Designations of any such Holder.

BOOK-ENTRY, DELIVERY AND FORM

       The Series D Preferred Stock initially were issued in the form of one or more Global Preferred Shares (the "Global Shares"). The Global Shares were deposited on the date of the closing of the sale of the Series D Preferred Stock offered hereby (the "Closing Date") with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Share Holder").

       The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only thorough the Depositary's Participants or the Depositary's Indirect Participants.

       Pursuant to procedures established by the Depositary, (i) upon deposit of the Global Shares, the Depositary credited the accounts of Participants designated by the Initial Purchasers with portions of the Liquidation Preference amount of the Global Shares and (ii) ownership of the Series D Preferred Stock evidenced by the Global Shares was shown on, and the transfer of ownership thereof was effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Series D Preferred Stock evidenced by the Global Shares is limited to such extent.

       So long as the Global Share Holder is the registered owner of any Series D Preferred Stock, the Global Share Holder is considered the sole Holder under the Certificate of Designations of any shares of Series D Preferred Stock evidenced by the Global Shares. Beneficial owners of shares of Series D Preferred Stock evidenced by the Global Shares are not considered the owners or Holders thereof under the Certificate of Designations for any purpose. The Company does not have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Series D Preferred Stock.

       Payments in respect of the Liquidation Preference, dividends and Liquidated Damages (if any) on any Series D Preferred Stock registered in the name of the Global Share Holder on the applicable record date are payable by the Company to or at the direction of the Global Share Holder in its capacity as the registered Holder under the Certificate of Designations. Under the terms of the Certificate of Designations, the Company may treat the persons in whose names Series D Preferred Stock, including the Global Shares, are registered as the owners thereof for the purpose of receiving such payments. Consequently, the Company does not have nor will have any responsibility or liability for the payment of such amounts to beneficial owners of Series D Preferred Stock. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Series D Preferred Stock are governed by standing instructions and customary practice and are the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

       The Company is not liable for any delay by the Global Share Holder or the Depositary in identifying the beneficial owners of Series D Preferred Stock and the Company may conclusively rely on, and will be protected in relying on, instructions from the Global Share Holder or the Depositary for all purposes.

CERTIFICATED SECURITIES

       Subject to certain conditions, any person having a beneficial interest in a Global Share may, upon request to the Company, exchange such beneficial interest for Series D Preferred Stock in the form of registered definitive certificates ("Certificated Securities"). Upon any such issuance, the Company is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) the Company notifies the Holders in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Holders in writing that it elects to cause the issuance of Series D Preferred Stock in the form of Certificated Securities under the Certificate of Designations, then, upon surrender by the Global Share Holder of its Global Shares, Series D Preferred Stock in such form will be issued to each person that the Global Share Holder and the Depositary identify as being a beneficial owner of the related Series D Preferred Stock.

SAME-DAY SETTLEMENT AND PAYMENT

       The Certificate of Designations requires that payments in respect of the Series D Preferred Stock represented by a Global Share (including Liquidation Preference, dividends and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Share Holder. With respect to Certificated Securities, the Company will make all payments of Liquidation Preference, dividends and Liquidated Damages (if any) by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The shares of Series D Preferred Stock represented by the Global Shares are expected to be eligible to trade in the PORTAL Market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Series D Preferred Stock will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.

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


SHELF REGISTRATION; LIQUIDATED DAMAGES

       On May 31, 1996, the Company and the Initial Purchasers entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company agreed to file the Shelf Registration Statement with the Commission on the appropriate form under the Securities Act with respect to the Series D Preferred Stock, the Exchange Notes issuable upon exchange thereof and the Class A Common Stock issuable upon conversion to cover resales of the Series D Preferred Stock, the Exchange Notes issuable upon exchange thereof and the Class A Common Stock issuable upon conversion by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the Shelf Registration Statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each share of Series D Preferred Stock until the earlier of (i) the date on which such share of Series D Preferred Stock, such Exchange Note or such share of Class A Common Stock has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such share of Series D Preferred Stock, such Exchange Note or such share of Class A Common Stock is eligible to be distributed to the public pursuant to Rule 144(k) under the Securities Act.

       The Registration Rights Agreement provides that the Company will (i) file the Shelf Registration Statement with the Commission on or prior to 45 days after the Closing Date, (ii) use its best efforts to cause the Shelf Registration to be declared effective by the Commission on or prior to 120 days of the Closing Date and (iii) use its best efforts to maintain the effectiveness of the Shelf Registration Statement for three years following the Closing Date (subject to the Company's right to notify Holders that the Prospectus contained therein ceases to be accurate and complete as a result of material business developments for up to 120 days during such three-year period, provided that (A) no single period may exceed 45 days and (B) such periods in the aggregate may not exceed 60 days in any calendar year). If (a) the Company fails to file the Shelf Registration Statement required by the Registration Rights Agreement on or before the date specified for such filing,
(b) such Registration Statement is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date") or (c) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (c) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Series D Preferred Stock, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 in Liquidation Preference of Series D Preferred Stock held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 in Liquidation Preference of Series D Preferred Stock with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 aggregate Liquidation Preference of the shares of Series D Preferred Stock. All accrued Liquidated Damages will be paid by the Company on each Dividend Payment Date in cash. Such payment will be made to the Global Series D Preferred Stock Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

       Holders of Series D Preferred Stock and beneficial owners of interests in Global Shares will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their shares of Series D Preferred Stock or Class A Common Stock included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

REISSUANCE

       Shares of the Series D Preferred Stock redeemed for or converted into Class A Common Stock or otherwise acquired by the Company will assume the status of authorized but unissued convertible exchangeable preferred stock and may thereafter be reissued in the same manner as the other authorized but unissued convertible exchangeable preferred stock, but not as Series D Preferred Stock.

CERTAIN DEFINITIONS

       Set forth below are certain defined terms used in the Certificate of Designations. Reference is made to the Certificate of Designations for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

       "Advertising Business" means any business deriving substantially all of its revenues from the (i) sale of advertisements and (ii) sale of products or provision of services to any business described in clause (i) above.

       "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

       "Bank Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the New Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against the sale of receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

       "Broadcast Business" means any business, the majority of whose revenues are derived from the broadcast of radio programming.

       "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

       "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

       "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the New Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

       "Closing Date" means May 31, 1996, the date on which shares of Series D Preferred Stock were first issued.

       "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such

Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Certificate of Designations in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

       "Current Market Price" means, with respect to any particular security on any date of determination, the average over the 20 trading days ending on the date immediately preceding the date of such determination of the last reported sale price, or, if no such sale takes place on any such day, the closing bid price, in either case as reported for consolidated transactions on the principal national securities exchange (including the Nasdaq National Market) on which such security is listed or admitted for trading; provided, however, that if any event that results in an adjustment of the Conversion Rate occurs during the period beginning on the first day of such 20-day period and ending on the date immediately preceding the date of determination, the Current Market Price as determined pursuant to the foregoing will be appropriately adjusted to reflect the occurrence of such event or, if such security is not listed on any exchange or admitted for trading on the Nasdaq Stock Market, the Current Market Price of such security shall be the last reported bid price for such security on the date preceding the date of such determination provided by a New York Stock Exchange member firm designated by the Company or, if no such member firm can provide such a bid price, as determined in good faith by a majority of the independent directors of the Company. In the event the Company elects to pay any Change of Control Payment in shares of Class A Common Stock or is required to pay cash to Holders seeking to convert shares of Series D Preferred Stock at a time when an insufficient number of shares of Class A Common Stock are authorized for issuance or in lieu of the issuance of a fractional share, the Current Market Price shall be determined on the basis of the average of the five trading days ending on and including the third trading day preceding the Change of Control Payment Date or the date of such conversion, as the case may be.

       "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Series D Preferred Stock or Exchange Notes mature.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

       "Exchange Notes" means the Company's 6 1/2% Convertible Subordinated Exchange Notes due 2007 issuable in exchange for the Company's Series D Preferred Stock.

       "Existing MMR Indebtedness" means all Indebtedness of MMR and its Subsidiaries in existence at the closing of the MMR Merger, until such amounts are repaid.

       "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

       "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Closing Date.

       "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

       "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

       "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

       "Indebtedness" means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or payment obligations under an LMA or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

       "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of.

       "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

       "Local Marketing Agreement" or "LMA" means a local marketing arrangement, sale agreement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person, subject to customary preemption rights and other limitations (i) obtains the right to sell at least a majority of the advertising inventory of a radio station of which a third party is the licensee, (ii) obtains the right to broadcast programming and sell advertising time during a majority of the air time of a radio station or
(iii) manages the selling operations of a radio station with respect to at least a majority of the advertising inventory of such station.

       "Management Termination Agreements" means each of (i) the termination agreement between the Company and R. Steven Hicks, dated April 16, 1996, and
(ii) the employment agreement between the Company and D. Geoffrey Armstrong, effective April 15, 1996, in each case, as in effect on the Closing Date.

       "Material Broadcast License" means one or more authorizations issued by the Federal Communications Commission for the operation of AM or FM radio stations that individually or collectively are material to the financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole.

       "MMR" means Multi-Market Radio, Inc., a Delaware corporation.

       "MMR Merger" means the merger of SFX Merger Company, a Wholly Owned Subsidiary of the Company, with and into MMR, pursuant to which MMR will become a Wholly Owned Subsidiary of the Company.

       "New Credit Agreement" means that certain credit agreement to be entered into by and among the Company, the Company's Subsidiaries and the lenders party thereto, providing for $150.0 million of borrowings, including any related notes, guarantees, collateral documents, and other agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

       "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

       "Permitted Investments" means (a) any Investment in the Company or in a Subsidiary of the Company; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person, if after such Investment (i) such Person becomes a Subsidiary of the Company or
(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company; (d) any obligations or shares of Capital Stock received in connection with or as a result of a bankruptcy, workout or reorganization of the issuer of such obligations or shares of Capital Stock; (e) any Investment received involuntarily; (f) Investments in any Person (other than an Affiliate of the Company that is not also a Subsidiary of the Company) engaged in a Broadcast Business or an Advertising Business which Investments have an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $20.0 million and (g) other Investments in any Person (other than an Affiliate of the Company that is not also a Subsidiary of the Company) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause
(g) that are at the time outstanding, not to exceed $15.0 million.

       "Person" means any individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

       "SCMC" means Sillerman Communications Management Company, a Delaware corporation.

       "SFX Merger Company" means SFX Merger Company, a Delaware corporation.

       "Shared Facilities Agreement" means the Shared Facilities Agreement between the Company and SCMC, as in effect on the Closing Date or the date of the Exchange Note Indenture.

       "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

       "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

       "Voting Stock" means with respect to any specified Person, Capital Stock with voting power, under ordinary circumstances and without regard to the occurrence of any contingency, to elect the directors or other managers or trustees of such Person.

DESCRIPTION OF THE EXCHANGE NOTES


       The Exchange Notes will, if and when issued, be issued pursuant to an indenture (the "Exchange Note Indenture") to be entered into between the Company and The Chase Manhattan Bank, as trustee (the "Exchange Note
Trustee"). The terms of the Exchange Notes will include those stated in the Exchange Note Indenture and those made part of the Exchange Note Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Exchange Notes will be subject to all such terms, and Holders of Exchange Notes are referred to the Exchange Note Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Exchange Note Indenture does not purport to be complete and is qualified in its entirety by reference to the Exchange Note Indenture, including the definitions therein of certain terms used below. Copies of the proposed form of Exchange Note Indenture and Exchange Note Registration Rights Agreement are available as set forth under "Available Information" and "Incorporation of Certain Documents by Reference." The definitions of certain terms to be used in the Exchange Note Indenture and in the following summary are substantially the same as those used in the Certificate of Designations. For a description thereof, see "Description of Series D Preferred Stock and Exchange Notes -- Certain Definitions." For a description of the registration rights with respect to the Exchange Notes, see "Description of Series D Preferred Stock and Exchange Notes -- Shelf Registration; Liquidated Damages."

       The Exchange Notes will be limited in aggregate principal amount to the Liquidation Preference of Series D Preferred Stock exchanged therefor, and will mature on May 31, 2007. Interest on the Exchange Notes will accrue at the rate of 6 1/2% per annum and will be payable semi-annually in arrears on May 31 and November 30 (each, an "Interest Payment Date"), commencing with the first such date to occur after the date of exchange, to Holders of record on the immediately preceding May 15 and November 15 (each, an "Exchange Note Record Date"). Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages (if any) on the Exchange Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages (if any) may be made by check mailed to the Holders of the Exchange Notes at their respective addresses set forth in the register of Holders of Exchange Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Exchange Note Trustee maintained for such purpose. The Exchange Notes will be issued in all appropriate denominations.

       The Exchange Notes will be general unsecured obligations of the Company and will be subordinated to all existing and future Senior Debt of the Company (as defined in the Exchange Note Indenture), including the obligations of the Company under the New Credit Agreement and the Senior Subordinated Notes. See "-- Subordination." In addition, the Exchange Notes will be effectively subordinated to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company's Subsidiaries. Any right of the Company to receive assets of any of its Subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the holders of the Exchange Notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such Subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such Subsidiary and any indebtedness of such Subsidiary senior to that held by the Company.

CONVERSION

       Each Exchange Note will be convertible at its principal amount at any time prior to maturity into shares of Class A Common Stock at the conversion price per share in effect at the time of the exchange of such Exchange Notes for the Series D Preferred Stock, subject to adjustments substantially identical to those described under "Description of Series D Preferred Stock and Exchange Notes -- Conversion Rights" above and subject to compliance with FCC rules and regulations.

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SUBORDINATION

       The payment of principal of, premium (if any) and interest and Liquidated Damages (if any) on the Exchange Notes will be subordinated in right of payment, as set forth in the Exchange Note Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Exchange Note Indenture or thereafter incurred.

       Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or in an assignment for the benefit of creditors or any marshaling of Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim) before the Holders will be entitled to receive any payment with respect to the Exchange Notes; and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders would be entitled will be made to the holders of Senior Debt (except that, in either case, Holders may receive (i) securities that are subordinated at least to the same extent as the Exchange Notes to Senior Debt and any securities issued in exchange for Senior Debt and (ii) payments made from the trust described below under "-- Legal Defeasance and Covenant Defeasance").

       The Company also may not make any payment upon or in respect of the Exchange Notes (except as described above) if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of Designated Senior Debt as to which such default relates to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Exchange Notes may and shall be resumed upon the date on which such default is cured or waived.

       The Exchange Note Indenture will further require that the Company promptly notify the holders of Senior Debt if payment of the Exchange Notes is accelerated because of an Event of Default.

       As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders may recover less ratably than creditors of the Company who are holders of Senior Debt or other creditors of the Company who are not subordinated to holders of Senior Debt. As of March 31, 1996, after giving pro forma effect to the Transactions, the Company would have had approximately $450.0 million of Senior Debt outstanding.

       "Designated Senior Debt" means (i) so long as any Senior Bank Debt is outstanding, the Senior Bank Debt, (ii) so long as any Senior Subordinated Notes are outstanding, the Senior Subordinated Notes and (iii) thereafter, any other Senior Debt permitted under the Exchange Note Indenture, the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

       "Senior Bank Debt" means the Indebtedness outstanding under, and any other Obligations with respect to, Bank Facilities, to the extent that any such Indebtedness and other Obligations are permitted by the Exchange Note Indenture to be incurred.

       "Senior Debt" means (a) the Senior Bank Debt, (b) the Senior Subordinated Notes, (c) all additional Indebtedness that is permitted under the Exchange Note Indenture that is not by its terms pari passu with or subordinated to the Exchange Notes, (d) all Obligations of the Company with respect to the foregoing clauses (a), (b) and (c), including post-petition interest and (d) all (including all subsequent) renewals, extensions, amendments, refinancings, repurchases or redemptions, modifications, replacements or refundings thereto (whether or not coincident therewith) that are permitted by the Exchange Note Indenture. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (i) any Indebtedness of the Company to any of its Subsidiaries, (ii) any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of borrowings from banks or other financial institutions) or (iii) any Indebtedness incurred in violation of the Exchange Note Indenture.

REDEMPTION

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       Optional Redemption

       The Exchange Notes may not be redeemed at the option of the Company on or prior to June 1, 1999. The Exchange Notes may be redeemed, in whole or in part, at the option of the Company on or after June 1, 1999, at the redemption prices specified below (expressed as a percentage of principal amount thereof), in each case, together with accrued and unpaid interest and Liquidated Damages (if any) to the date of redemption, upon not less than 30 nor more than 60 days' prior written notice, if redeemed during the 12-month period commencing on June 1 of each of the years set forth below:

           YEAR                    REDEMPTION RATE
           ----                    ---------------
           1999 .................      104.55%
           2000 .................      103.90%
           2001 .................      103.25%
           2002 .................      102.60%
           2003 .................      101.95%
           2004 .................      101.30%
           2005 .................      100.65%
           2006 and thereafter ..      100.00%

PAYMENT AND CONVERSION

       The Exchange Notes will be payable in United States dollars, against surrender thereof at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages (if any) may be made by check mailed to the Holders of the Exchange Notes at their respective addresses set forth in the register of Holders of Exchange Notes; provided that all payments with respect to Exchange Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Paying Agent maintained for such purpose.

       Any payment on the Exchange Notes due on any day that is not a Business Day need not be made on such day, but may be made on the succeeding Business Day with the same force and effect as if made on such due date.

       The Company has initially appointed The Bank of New York as Paying Agent and Conversion Agent. The Company may at any time terminate the appointment of any Paying Agent or Conversion Agent and appoint additional or other Paying Agents and Conversion Agents, provided that until the Exchange Notes have been delivered to the Company for cancellation, or moneys sufficient to pay the principal or, premium, if any, and interest on the Exchange Notes have been made available for payment and either paid or returned to the Company as provided in the Certificate of Designations, it will maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of Exchange Notes for conversion.

       Interest payable on the Exchange Notes on any redemption date or repurchase date that is an Interest Payment Date will be paid to the Holders of record as of the immediately preceding Exchange Note Record Date.

       All moneys deposited with any Paying Agent or then held by the Company in trust for the payment of principal of, premium, if any, and interest on any Exchange Notes which remain unclaimed at the end of two years after such payment

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



has become due and payable will be repaid to the Company, and the Holder of such Exchange Notes will thereafter look only to Company for payment thereof.

SPECIAL CONVERSION RIGHTS; CHANGE OF CONTROL

       Upon the occurrence of a Change of Control, each Holder of Exchange Notes will have the right to require the Company to repurchase all or any part of such Holder's Exchange Notes pursuant to the offer described below (the "Note Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages (if any) thereon to the date of purchase (the "Note Change of Control Payment").

       The Company may, at its option, in lieu of paying the Note Change of Control Payment in cash, pay the Note Change of Control Payment in shares of Class A Common Stock valued at 95% of the Current Market Price of the Class A Common Stock determined solely on the basis of the five trading days ending on and including the third trading day preceding the Note Change of Control Payment Date; provided that the payment may not be made in shares of Class A Common Stock unless such shares are listed on a United States national securities exchange or traded on Nasdaq at the time of payment.

       Within ten days following any Change of Control, the Company will mail a notice to each Holder of Exchange Notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase Exchange Notes pursuant to the procedures required by the Exchange Note Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Notes as a result of a Change of Control.

       On the Note Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Exchange Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Note Change of Control Payment in respect of all Exchange Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Exchange Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Exchange Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Exchange Notes so tendered the Note Change of Control Payment for such Exchange Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder new Exchange Notes equal in aggregate principal amount to any unpurchased portion of the Exchange Notes surrendered, if any. The Exchange
Note Indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Exchange Notes required by this covenant. The Company will publicly announce the results of the Note Change of Control Offer on or as soon as practicable after the Note Change of Control Payment Date.

       The Change of Control provisions described above will be applicable whether or not any other provisions of the Exchange Note Indenture are applicable. Except as described above with respect to a Change of Control, the Exchange Note Indenture does not contain provisions that permit the Holders of the Exchange Notes to require that the Company repurchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar transaction.

       The New Credit Agreement is expected to prohibit the Company from purchasing any Exchange Note prior to maturity, and is also expected to provide that certain change of control events with respect to the Company would constitute a default thereunder. The Senior Subordinated Note Indenture also contains restrictions on the ability of the Company to repurchase Series D Preferred Stock. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Exchange Notes, the Company could seek the consent of its lenders to the purchase of Exchange Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Exchange Notes.

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


In such case, the Company's failure to purchase tendered Exchange Notes would constitute an Event of Default under the Exchange Note Indenture which would, in turn, constitute a default under the New Credit Agreement.

       The Company will not be required to make a Note Change of Control Offer to the Holders of Exchange Notes upon a Change of Control if and only if a third party makes the Note Change of Control Offer described above in the manner, at the times and otherwise in compliance with the requirements set forth in the Exchange Note Indenture applicable to a Note Change of Control Offer made by the Company and purchases all Exchange Notes validly tendered and not withdrawn under such Note Change of Control Offer.

       "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or his Related Parties (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (A) any "person" (as defined above), other than the Principal and his Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of Voting Stock of the Company having more than 35% of the combined voting power of all classes of Voting Stock of the Company then outstanding or (B) the Principal and his affiliates acquire, in the aggregate, beneficial ownership (as defined above) of more than 662/3% of the shares of Class A Common Stock at the time outstanding, or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

       The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Exchange Notes to require the Company to repurchase such Exchange Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

       "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Exchange Note Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

       "Principal" means Robert F.X. Sillerman.

       "Related Party" with respect to the Principal means (A) any spouse or immediate family member (in the case of an individual) of the Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons (as defined above) beneficially owning (as defined above) an 80% or more controlling interest of which consist of the Principal and/or such other persons referred to in the immediately preceding clause (A).

CERTAIN COVENANTS

       Transactions with Affiliates

       The Exchange Note Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors that are disinterested as to such Affiliate Transaction and
(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (1) transactions between or among the Company and/or its Wholly Owned Subsidiaries, (2) the MMR Merger and transactions and agreements specifically contemplated by the Agreement and Plan of Merger among the Company, SFX Merger Company and MMR as in effect on the date of the Exchange Note Indenture, (3) the redemption or repurchase of the Existing MMR Indebtedness, (4) transactions and agreements specifically contemplated by the Termination and Assignment Agreement between the Company and SCMC as in effect on the date of the Exchange Note Indenture, (5) required by the terms of the joint lease among the Company, SCMC and the landlord thereunder for the Company's corporate headquarters located at 150 East 58th Street, New York, New York and any agreements directly related thereto, in each case, as the same are in effect on the date of the Exchange Note Indenture and (6) the payment of any dividend or the issuance of the Exchange Notes in exchange for the Series D Preferred Stock, provided that such dividends are paid on a pro rata basis and the Exchange Notes are issued in accordance with the terms of the Certificate of Designations, (7) made by the Company to SCMC for facilities maintenance and other services and reimbursements pursuant to the Shared Facilities Agreement, (8) and other transactions by the Company pursuant to the Management Termination Agreements and (9) any Permitted Investment, in each case, shall not be deemed to be Affiliate Transactions.

MERGER, CONSOLIDATION OR SALE OF ASSETS

       The Exchange Note Indenture will provide that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Exchange Notes and the Exchange Note Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) such transaction will not result in the loss or suspension or material impairment of any Material Broadcast License; and (v) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction.

PAYMENTS FOR CONSENT

       The Exchange Note Indenture will provide that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of Exchange Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Exchange Note Indenture or the Exchange Notes unless such consideration is offered to be paid and is paid to all Holders of the Exchange Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS


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

       The Exchange Note Indenture will provide that, whether or not required by the rules and regulations of the Commission, so long as any Exchange Notes are outstanding, the Company will furnish to the Trustee and to the Holders of Exchange Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Exchange Notes remain outstanding, it will furnish to the Holders of Exchange Notes, and to securities analysts and prospective investors upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

       The Exchange Note Indenture will provide that each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Exchange Notes (whether or not prohibited by the subordination provisions of the Exchange
Note Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Exchange Notes (whether or not prohibited by the subordination provisions of the Exchange Note Indenture); (iii) failure by the Company to comply with any of the provisions described under the caption "-- Special Conversion Rights; Change of Control"; (iv) failure by the Company to honor any of its obligation with respect to any Exchange Note upon conversion thereof; (v) failure by the Company for 60 days after notice to comply with any of its other agreements in the Exchange Note Indenture or the Exchange Notes; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Exchange Note Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $25.0 million or more; (vii) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and (viii) certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

       If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Exchange Notes may declare all the Exchange Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Exchange Notes will become due and payable without further action or notice. Holders of the Exchange Notes may not enforce the Exchange Note Indenture or the Exchange Notes except as provided in the Exchange Note Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Exchange Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Exchange Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

       In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Exchange Notes pursuant to the optional redemption provisions of the Exchange Note Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Notes. If an Event of Default occurs prior to May 31, 1999 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Exchange Notes prior to May 31, 1999, then the premium specified in the Exchange Note

Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Notes.

       The Holders of a majority in aggregate principal amount of the Exchange Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Exchange Notes waive any existing Default or Event of Default and its consequences under the Exchange Note Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Exchange Notes.

       The Company is required to deliver to the Trustee annually a statement regarding compliance with the Exchange Note Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

       The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Exchange Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Exchange Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages (if any) on such Exchange Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Exchange Notes concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Exchange Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Exchange Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Exchange Notes.

       In order to exercise either Legal Defeasance or Covenant Defeasance,
(i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages (if any) on the outstanding Exchange Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Exchange Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Exchange Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company); (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that, as of the date of such opinion, (A) the trust funds will not be subject to rights of holders of Indebtedness other than the Exchange Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming no Holder of Exchange Notes is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Exchange Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


TRANSFER AND EXCHANGE

       A Holder may transfer or exchange Exchange Notes in accordance with the Exchange Note Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Exchange Note Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Exchange Notes to be redeemed.

AMENDMENT, SUPPLEMENT AND WAIVER

       Except as provided in the next two succeeding paragraphs, the Exchange
Note Indenture may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Exchange Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchange Notes), and any existing default or compliance with any provision of Exchange Note Indenture or the Exchange Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Exchange Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchange Notes).

       Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Exchange Notes held by a non-consenting Holder): (i) reduce the principal amount of Exchange Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Exchange Note or alter the provisions with respect to the redemption of the Exchange Notes (other than provisions relating to the covenant described above under the caption "-- Special Conversion Rights; Change of Control"), (iii) reduce the rate of or change the time for payment of interest on any Exchange Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages (if any) on the Exchange Notes, (v) make any Exchange Note payable in money other than that stated in the Exchange Notes, (vi) make any change in the provisions of the Exchange Note Indenture relating to waivers of past Defaults or the rights of Holders of Exchange Notes to receive payments of principal of or premium, if any, or interest or Liquidated Damages (if any) on the Exchange Notes, (vii) waive a redemption payment with respect to any Exchange Note (other than a payment required by the covenant described above under the caption "-- Special Conversion Rights; Change of Control") or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the covenant described under the caption "-- Special Conversion Rights; Change of Control" including the related definitions will require the consent of the Holders of at least 75% of the principal amount of the Exchange Notes then outstanding if such amendment would adversely affect the rights of Holders of Exchange Notes.

       Notwithstanding the foregoing, without the consent of any Holder of Exchange Notes, the Company and the Trustee may amend or supplement the Exchange Note Indenture or the Exchange Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes, to provide for the assumption of the Company's obligations to Holders of Exchange Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Exchange Notes or that does not adversely affect the legal rights under the Exchange Note Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Exchange Note Indenture under the Trust Indenture Act.

SHELF REGISTRATION; LIQUIDATED DAMAGES

       The Company and the Initial Purchasers entered into the Registration Rights Agreement on or prior to the Closing Date. See "Description of Series D Preferred Stock and Exchange Notes -- Shelf Registration; Liquidated Damages."

CONCERNING THE TRUSTEE

       The Exchange Note Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

       The Holders of a majority in principal amount of the then outstanding Exchange Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Exchange Note Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Exchange Note Indenture at the request of any Holder of Exchange Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.



                         DESCRIPTION OF CAPITAL STOCK

GENERAL

       The authorized capital stock of the Company consists of 10,000,000 shares of Class A Common Stock, 1,000,000 shares of Class B Common Stock, 1,200,000 shares of Class C Common Stock and 10,010,000 shares of preferred stock. In connection with the MMR Merger and the Preferred Stock Offering, the Company's stockholders will consider an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Class A Common Stock and Class B Common Stock. Subsequent to the completion of the Financing, the Company has outstanding 6,458,215 shares of Class A Common Stock, 1,000,000 shares of Class B Common Stock, 2,000 shares of Series B Preferred Stock and 2,990,000 shares of Series D Preferred Stock. Upon completion of the Transactions and the MMR Merger, the Company will have outstanding 8,381,262 shares of Class A Common Stock, 1,086,146 shares of Class B Common Stock, 2,000 shares of Series B Preferred Stock and 2,990,000 shares of Series D Preferred Stock. In connection with the Preferred Stock Offering, the Company has reserved for issuance 3,282,659 shares of Class A Common Stock issuable upon the conversion of the Series D Preferred Stock, or the Exchange Notes as the case may be. Accordingly, the Company will not be able to issue shares of Class A Common Stock upon the conversion of all of the shares of Series D Preferred Stock or the Exchange Notes, as the case may be, until the stockholders of the Company have approved the increase in the number of authorized shares of Class A Common Stock, as to which there can be no assurance. In order to reserve shares of Class A Common Stock available for issuance upon conversion of substantially all of the shares of Series D Preferred Stock, or the Exchange Notes as the case may be, the holders of options to purchase approximately 962,000 shares of Class A Common Stock and the holders of approximately 850,000 shares of Class B Common Stock have agreed not to exercise such options or convert such shares of Class B Common Stock into shares of Class A Common Stock until such time as the Company has increased the number of shares of Class A Common Stock available for issuance. The following description of the authorized capital stock of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation.

COMMON STOCK

       Dividends. Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available for such purpose. No dividend may be declared or paid in cash or property on any share of any class of Common Stock, however, unless simultaneously the same dividend is declared or paid on each share of the other classes of Common Stock. In the case of any stock dividend, holders of Class A Common Stock are entitled to receive the same percentage dividend (payable in shares of Class A Common Stock) as the holders of Class B Common Stock (payable in shares of Class B Common Stock). The payment of dividends is limited by the Old Indenture and the Old Credit Agreement and is expected to be limited by the terms of the Notes and the Indenture and other indebtedness incurred after the consummation of the Offering.

       Voting Rights. Holders of shares of Class A Common Stock and Class B Common Stock vote as a single class on all matters submitted to a vote of the stockholders, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes, except (i) for the election of directors, (ii) with respect to any "going private" transaction between the Company and Mr. Sillerman or any of his affiliates and (iii) as otherwise provided by law.

       In the election of directors, the holders of Class A Common Stock, voting as a separate class, are entitled to elect two-sevenths (two currently) of the Company's directors. Any person nominated by the Board of Directors for election by the holders of Class A Common Stock as a director of the Company must be qualified to be an Independent Director. In the event of the death, removal or resignation of a director elected by the holders of Class A Common Stock prior to the expiration of his term, the vacancy on the Board of Directors created thereby may be filled by a person appointed by a majority of the directors then in office, although less than a quorum. Any person appointed to fill any such vacancy must, however, be qualified to be an Independent Director. Any director elected by the holders of Class A Common Stock or appointed by the Board of Directors as specified in this paragraph is referred to in this Offering Circular as a "Class A Director." The holders of Class A Common Stock and Class B Common Stock voting as a single class, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes, are entitled to elect the remaining directors. The holders of Common Stock are not entitled to cumulative votes in the election of directors.

       Each of Mr. Sillerman and SCMC has agreed to abstain, and has agreed to cause each of his and its respective affiliated transferees to abstain, from voting in any election of Class A Directors.

       The holders of the Class A Common Stock and Class B Common Stock vote as a single class with respect to any proposed "going private" transaction with Mr. Sillerman or any of his affiliates, with each share of Class A Common Stock and Class B Common Stock entitled to one vote.

       Under Delaware law, the affirmative vote of the holders of a majority outstanding shares of any class of Common Stock is required to approve, among other things, a change in the designations, preferences or limitations of the shares of such class of Common Stock.

       Liquidation Rights. Upon liquidation, dissolution, or winding-up of the Company, the holders of Class A Common Stock are entitled to share ratably with the holders of Class B Common Stock all assets available for distribution after payment in full of creditors.

       Other Provisions. Each share of Class B Common Stock is convertible, subject to compliance with FCC rules and regulations, at the option of its holder, into one share of Class A Common Stock at any time. Each share of Class B Common Stock converts automatically into one share of Class A Common Stock upon its sale or other transfer to a party not affiliated with the Company, subject (as are all conversions of the Company's capital stock) to compliance with FCC rules and regulations. The holders of Common Stock are not entitled to preemptive or subscription rights. The shares of Common Stock presently outstanding are validly issued, fully-paid and nonassessable. In any merger, consolidation or business combination, the consideration to be received per share by holders of Class A Common Stock must be identical to that received by holders of Class B Common Stock, except that in any such transaction in which shares of Common Stock are distributed, such shares may differ as to voting rights to the extent that voting rights now differ among the classes of Common

Stock. No class of Common Stock may be subdivided, consolidated, reclassified or otherwise changed unless concurrently the other classes of Common Stock are subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

PREFERRED STOCK

       General. The Company's outstanding preferred stock consists of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

SERIES B PREFERRED STOCK

       Dividends. No dividends are payable on the Series B Preferred Stock.

       Voting Rights. The holders of record of the Series B Preferred Stock are not entitled to voting rights, except as otherwise required by law.

       Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, the holders of the Series B Preferred Stock are entitled to be paid out of the assets or surplus funds of the Company available for distribution, or proceeds thereof, an amount in cash equal to $1,000 for each share outstanding before any payment will be made upon, or assets distributed to the holders of, Common Stock or any other capital stock of the Company. If the assets of the Company are insufficient to pay in full the liquidation payments payable to the holders of the Series B Preferred Stock and any other class or series of a class of capital stock of the Company, the terms of which expressly provide that the shares thereof rank on a parity as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding-up of the Company with the Series B Preferred Stock, such holders share ratably to such distribution of assets or proceeds in proportion to the amount payable on such distribution if the amount to which the holders of the Series B Preferred Stock are entitled if paid in full.

       Redemption. The Company redeemed all of the shares of Series A Preferred Stock in October, 1994 at the liquidation value of $1,000 per share. The Company was obligated to redeem the Series B Preferred Stock in equal amounts of 1,000 shares in October 1995, 1996, 1997 and 1998 at the liquidation value of $1,000 per share. In January 1994, the Company repurchased the 1,000 shares of Series B Preferred Stock due October 1998 for $750,000. The $168,000 excess of the repurchase price over the accreted value of the shares was recorded as an adjustment to the purchase price of Command.

       Conversion Rights. The Series B Preferred Stock does not have any conversion rights.

SERIES C PREFERRED STOCK

       Dividends. The holders of the Series C Preferred Stock (the "Series C Preferred Stock") are entitled to cumulative dividends equal to six percent (6%) per annum of the liquidation preference of each share of Series C Redeemable Preferred Stock payable quarterly in arrears.

       Voting Rights. The holders of the Series C Preferred Stock are not entitled to voting rights, except as otherwise required by law.

       Redemption. The Company is entitled, at its option, to redeem the Series C Redeemable Preferred Stock, in whole or in part at any time, and from time to time, until September 13, 1998 at a redemption price per share equal to one hundred per cent (100%) of the liquidation preference (as defined below) per share, together with all accrued and unpaid dividends for the shares of Series C Preferred Stock so redeemed (collectively, the "Redemption Price"). The holders of the Series C Preferred Stock are entitled, at their option, to cause the Company to purchase the Series C Preferred Stock, in whole or in part, after September 13, 2000 at the Redemption Price.

       Conversion Rights. Upon an occurrence of an event of default (as such term is defined in the Certificate of Designations of the Series C Preferred Stock), which is not cured within 90 days after receipt of notice of such default, the holder of the Series C Preferred Stock are entitled to convert their shares of Series C Redeemable Preferred Stock then outstanding into the number of shares of Class A Common Stock that shall be determined by dividing the number of shares of Series C Preferred Stock then outstanding by the product of seventy-five percent (75%) multiplied by the average closing bid and ask price per share for the Class A Common Stock quoted on the Nasdaq National Market or any successor exchange on which the Class A Common Stock is listed for the thirty (30) day period immediately prior to the effective date of the conversion.

       Liquidation Rights. In the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of shares of Series C Preferred Stock then outstanding, shall be entitled to receive out of the assets or surplus funds of the Company available any distribution to stockholders, or proceeds thereof, whether from capital, surplus or earnings, before any distribution is made to holders of Class A Common Stock, a liquidation preference in the amount per share of Series C Preferred Stock equal to One Thousand Dollars ($1,000) (the "Liquidation Preference").

SERIES D PREFERRED STOCK

       For a description of the terms of the Series D Preferred Stock, see "Description of Series D Preferred Stock and Exchange Notes."

TRANSFER AGENT

       Chemical Mellon Shareholder Services L.L.C. is the Transfer Agent and Registrar for the Class A Common Stock and the Class B Common Stock and The Bank of New York is the Transfer Agent and Registrar with respect to the Series D Preferred Stock.

CERTAIN PROVISIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND STATUTE

       Directors' Liability. The General Corporation Law of the State of Delaware (the "Delaware Law") provides that a corporation may limit the liability of each director to the corporation or its stockholders for monetary damages except for liability (i) for any breach of the directors duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The Certificate of Incorporation provides for the elimination and limitation of the personal liability of directors of the Company for monetary damages to the fullest extent permitted by Delaware Law. In addition, the Certificate of Incorporation provides that if the Delaware Law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through
(iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

       Section 203 of Delaware Law. The Company is subject to the "business combination" statute of the Delaware Law, an anti-takeover law enacted in 1988. In general, Section 203 of the Delaware Law prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder," for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless (a) prior to such date the board of directors of the corporation approved either the "business combination" or the transaction which resulted in the stockholder becoming an "interested stockholder," (b) upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (c) on or subsequent to such date the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder." A "business combination" includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the "interested stockholders." An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock. Although Section 203 permits the Company to elect not to be governed by its provisions, the Company to date has not made this election. As a result of the application of Section 203, potential acquirors of the Company may be discouraged from attempting to effect an acquisition transaction with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

FOREIGN OWNERSHIP

       The Certificate of Incorporation restricts the ownership, voting and transfer of the capital stock of the Company, in accordance with the Communications Act, and the rules of the FCC, to prohibit ownership of more than 25% of the Company's outstanding capital stock, or more than 25% of the voting rights it represents (such percentage, however, is 20% in the case of those subsidiaries that are direct holders of FCC licenses), by or for the account of Aliens or corporations otherwise subject to domination or control by Aliens. The Company has determined that, because of the ownership by Nomura of a significant amount of Class A Common Stock and the fact that Aliens own a substantial portion of Nomura's own voting common stock, the Company may prohibit acquisitions by Aliens of additional shares of the Company's equity securities, including the Class A Common Stock and the Series D Preferred Stock, in light of the provisions of the Communications Act, the rules of the FCC and the Certificate of Incorporation. In addition, the Certificate of Incorporation provides that shares of capital stock of the Company determined by the Board of Directors to be owned beneficially by an Alien shall always be subject to redemption by the Company by action of the Board of Directors to the extent necessary, in the judgment of the Board of Directors, to comply with the alien ownership restrictions of the Communications Act and the FCC rules and regulations.

       The Certificate of Incorporation authorizes the Board of Directors of the Company to adopt such provisions as it deems necessary to enforce these prohibitions. The Company established certain procedures and controls designed to implement the aforesaid prohibitions. Specifically, at the time shares of the Company's equity securities, including but not limited to, the Series D Preferred Stock, are presented for transfer, the Company's transfer agent inquires as to whether the shares are to be transferred to or for the account of an Alien, an entity with Alien ownership or an entity that would be considered Alien by the FCC. If so, the proposed transfer may not be permitted.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

       It is the opinion of Baker & McKenzie, counsel to the Company, that the federal income tax consequences relevant to the purchase, ownership and disposition of the Series D Preferred Stock and the Exchange Notes are as described herein, subject to the limitations and qualifications set forth below. This summary deals only with investors who hold the Series D Preferred Stock and Exchange Notes as capital assets. There can be no assurance that the Internal Revenue Service will take a similar view of such consequences. Further, the discussion does not address all aspects of taxation that may be relevant to particular purchasers in light of their personal circumstances (including the effect of any foreign, state or local tax laws) or to certain types of purchasers (including dealers in securities, insurance companies, foreign persons, financial institutions and tax-exempt entities) subject to special treatment under the federal income tax laws.

       The discussion of the federal income tax consequences set forth below is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions, and administrative interpretations including, but not limited to, Treasury regulations relating to original issue discount (the "OID Regulations"). Because individual circumstances may differ, each prospective purchaser of Series D Preferred Stock or Exchange Notes is strongly urged to consult his own tax advisor with respect to his particular tax situation and the particular tax effects of any state, local, foreign or other tax laws and possible changes in the tax laws.

DIVIDENDS ON SERIES D PREFERRED STOCK

       Dividends paid on the Series D Preferred Stock will be taxable as ordinary income to the extent of the Company's current or accumulated earnings and profits for federal income tax purposes. To the extent that the amount of distributions paid on the Series D Preferred Stock exceeds the Company's current or accumulated earnings and profits for federal income tax purposes, such distributions will be treated first as a return of capital and will be applied against and reduce the adjusted tax basis of the Series D Preferred Stock in the hands of the shareholder. Any remaining amount after the holder's basis has been reduced to zero will be taxed as capital gain and will be long-term capital gain if the holder's holding period for the Series D Preferred Stock exceeds one year. For purposes of the remainder of this discussion, the term "dividend" refers to a distribution taxed as ordinary income as described above unless the context indicates otherwise.

       Dividends received by corporate shareholders will be eligible for the 70% dividends-received deduction under section 243 of the Code, subject to the limitations contained in sections 246 and 246A of the Code. Under section
246(c) of the Code, the 70% dividends-received deduction will not be available with respect to Series D Preferred Stock which is held for 45 days or less (90 days in the case of a dividend attributable to a period or periods aggregating more than 366 days), including the day of disposition, but excluding the day of acquisition or any day which is more than 45 days (or 90 days in the case of the more than 366 day period) after the date on which the Series D
Preferred Stock becomes ex-dividend. The length of time that a shareholder is deemed to have held stock for these purposes is reduced for periods during which the shareholder's risk of loss with respect to the stock is diminished by reason of the existence of certain options, contracts to sell, short sales or other similar transactions. Section 246(c) also denies the dividends-received deduction to the extent that a corporate taxpayer is under an obligation with respect to substantially similar or related property, to make payments corresponding to the dividend received. Under section 246(b) of the Code, the aggregate dividends- received deductions allowed may not exceed 70% of the taxable income (with certain adjustments) of the corporate shareholder. Moreover, under section 246A of the Code, to the extent that a corporate shareholder incurs indebtedness "directly attributable" to investment in the Series D Preferred Stock and the Series D Preferred Stock constitutes "debt financed portfolio stock" within the meaning of section 246A(c)(1) of the Code, the dividends-received deduction is proportionately reduced.

       A corporate stockholder's liability for alternative minimum tax may be affected by the portion of the dividends received which such corporate stockholder deducts in computing taxable income. This results from the fact that corporate stockholders are required to increase alternative minimum taxable income by 75% of the excess of current earnings and profits (with certain adjustments) over alternative minimum taxable income (determined without regard to earnings and profits adjustments or the alternative tax net operating loss deduction).

       Proposed legislation would reduce the dividends-received deduction from 70% to 50% and increase the holding period required to take such a deduction. It is not clear whether such proposed legislation will ultimately be enacted or, if enacted, will be enacted as currently proposed.

       Section 1059 of the Code requires a corporate shareholder to reduce its basis (but not below zero) in the Series D Preferred Stock by the "nontaxed portion" of any "extraordinary dividend" if the holder has not held its Series D Preferred Stock for more than two years as of the date the amount or payment of such dividend is agreed to, announced or declared. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income under section 243 of the Code (relating to the dividends-received deduction). An "extraordinary dividend" on the Series D Preferred Stock would include a dividend that (i) equals or exceeds 5% of the holder's adjusted tax basis in the Series D Preferred Stock, treating all dividends having ex-dividend dates within an 85-day period as one dividend, or (ii) exceeds 20% of the holder's adjusted tax basis in the Series D Preferred Stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend. In determining whether a dividend paid is an extraordinary dividend, a holder may elect to use the fair market value of the Series D Preferred Stock rather than its basis for purposes of applying the 5% (or 20%) limitation if the shareholder is able to establish to the satisfaction of the Secretary of the Treasury such fair market value as of the day before the ex-dividend date. An "extraordinary dividend" would also include any amount treated as a dividend in the case of a

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redemption of the Series D Preferred Stock that is non-pro rata as to all shareholders, without regard to the period the holder held the stock. If any part of the nontaxed portion of an extraordinary dividend has not been applied to reduce basis as a result of the limitation on reducing basis below zero, the amount thereof will be treated as gain from the sale or exchange of stock when such stock is disposed of or sold.

       The extraordinary dividend rules do not apply with respect to "qualified preferred dividends." A "qualified preferred dividend" is any fixed dividend payable with respect to preferred stock which (i) provides for fixed preferred dividends payable no less often than annually and (ii) is not in arrears as to dividends when acquired, provided the actual rate of return, as determined under section 1059(e)(3) of the Code, on such stock does not exceed 15%. Where a qualified preferred dividend exceeds the 5% (or 20%) threshold for extraordinary dividend status described above, (i) the extraordinary dividend rules will not apply if the taxpayer holds the stock for more than five years, and (ii) if the taxpayer disposes of the stock before it has been held for more than five years, the aggregate reduction in basis cannot exceed the excess of the qualified preferred dividends paid on such stock during the period held by the taxpayer over the qualified preferred dividends which would have been paid during such period on the basis of the stated rate of return, as determined under section 1059(e)(3) of the Code. The length of time that a taxpayer is deemed to have held stock for purposes for section 1059 of the Code is determined under principles similar to those contained in section 246(c) of the Code discussed above.

       Proposed legislation would require immediate recognition of gain under section 1059 to the extent a corporate holder's tax basis would have been reduced below zero, instead of deferring such gain until the ultimate sale or exchange of such stock. It is not clear whether such proposed legislation will ultimately be enacted or, if enacted, will be enacted as currently proposed.

       Corporate stockholders are urged to consult their own tax advisors with respect to the possible application of section 1059 to the ownership and disposition of their Series D Preferred Stock.

REDEMPTION PREMIUM

       If the redemption price of redeemable preferred stock exceeds its issue price, all or a portion of such excess may, pursuant to section 305(c) of the Code, be viewed as constructive distributions (and thus as dividends dePending upon the presence of current or accumulated earnings and profits) over the period during which the Series D Preferred Stock cannot be called for redemption under an economic accrual method similar to the method described under the fourth paragraph under "-- Original Issue Discount." Pursuant to recently issued regulations (the "Section 305(c) Regulations"), such accrual will arise due to the Optional Redemption Feature or the requirement that the Company deliver cash in lieu of Class A Common Stock in the event there is insufficient authorized capital or the Company is restricted by FCC rules to satisfy the Company's obligation to deliver Class A Common Stock on a Holder's exercise of conversion rights (the "Cash Settlement Payment") only if, based on all of the facts and circumstances as of the date the Series D Preferred Stock is issued, redemption pursuant to the Optional Redemption or Cash Settlement Payment were more likely than not to occur. Even if redemption were more likely than not to occur, however, constructive distribution treatment would not result if the redemption premium were solely in the nature of a penalty for premature redemption. For this purpose, a penalty for premature redemption is a premium paid as a result of changes in economic or market condition over which neither the issuer nor the holder has control, such as changes in prevailing dividend rates. The Sec tion 305(c) Regulations provide a safe harbor pursuant to which constructive distribution treatment will not result from an issuer call right if the issuer and the holder are unrelated, there are no arrangements that effectively require the issuer to redeem the stock and exercise of the option to redeem would not reduce the yield of the stock. Although the Company believes that either the Optional Redemption or the Cash Settlement Payment would not be treated as more likely than not to be exerci sed under these rules, that the redemption premium is in the nature of a penalty for premature redemption or that the safe harbor would apply, this determination cannot be made with certainty at this time. Thus, no assurance can be given as to the tr eatment of the redemption premium with respect to the Series D Preferred Stock under the Section 305(c) Regulations.

       The sale of Series D Preferred Stock will generally result in taxable gain or loss equal to the difference between the amount received and the shareholder's adjusted tax basis in the Series D Preferred Stock sold.

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


REDEMPTION AND EXCHANGE OF SERIES D PREFERRED STOCK.

       A redemption of shares of Series D Preferred Stock for cash (whether pursuant to the Mandatory Redemption, the Optional Redemption Feature or the Cash Settlement Payment) or an exchange of shares of Series D Preferred Stock for Exchange Notes will be a taxable event.

       A redemption of shares of Series D Preferred Stock for cash will be treated as a dividend to the extent of the Company's current or accumulated earnings and profits, unless the redemption (i) results in a "complete termination" of the shareholder's stock interest in the Company under section 302(b)(3) of the Code, (ii) is "substantially disproportionate" with respect to the shareholder under section 302(b)(2) of the Code or (iii) is "not essentially equivalent to a dividend" with respect to the shareholder under section 302(b)(1) of the Code. In determining whether any of these tests have been met, the shareholder must take into account not only stock he actually owns, but also stock he constructively owns within the meaning of section 318 of the Code. A distribution to a shareholder is "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the shareholder's stock interest in the Company. If, as a result of a redemption for cash of the Series D Preferred Stock, a shareholder of the Company whose relative stock interest in the Company is minimal and who exercises no control over corporate affairs suffers a significant reduction in his proportionate interest in the Company (including any ownership of Common Stock and any shares constructively owned), that shareholder should be regarded as having suffered a meaningful reduction in his interest in the Company, but there can be no certainty as to when such reduction has occurred because the applicable test is not based on numerical criteria. Satisfaction of the "complete termination" and "substantially disproportionate" exceptions is dependent upon compliance with the objective tests set forth in sections 302(b)(3), and 302(b)(2) of the Code, respectively.

       If the redemption is not treated as a distribution taxable as a dividend, the redemption of the Series D Preferred Stock for cash would result in taxable gain or loss equal to the difference between the amount of cash received and the shareholder's adjusted tax basis in the Series D Preferred Stock redeemed. Such gain or loss would be capital gain or loss and would be long-term capital gain or loss if the holding period for the Series D Preferred Stock exceeded one year.

       An exchange of Series D Preferred Stock for Exchange Notes at the option of the Company will be subject to the same general rules as a redemption for cash. However, because the Exchange Notes will be convertible into Class A Common Stock, which a holder of the Exchange Notes will be deemed to own under the constructive ownership rules of the Code, it is unlikely that the receipt of Exchange Notes in exchange for the Series D Preferred Stock would qualify under the "complete termination" or "substantially disproportionate" tests described above. The redemption would be treated as a distribution to the extent of the "issue price" of the Exchange Notes and be taxable as a dividend (to the extent of the Company's current or accumulated earnings and profits) unless the "not essentially equivalent to a dividend" test is satisfied. The issue price of the Exchange Notes would be determined in the manner described below for purposes of computing original discount (if any) on Exchange Notes according to the OID Regulations. As noted above, this subjective test requires that the distribution result in a "meaningful reduction" of the shareholder's stock interest in the Company in order for the distribution to qualify as a sale or exchange. Because the provisions of section 302(b) of the Code are separately applied to each shareholder based upon the particular facts and circumstances at the time of the redemption, and because a holder (generally), will be deemed, for purposes of section 302(b) of the Code, to own shares of Common Stock into which Exchange Debentures are convertible, no assurance can be given that an exchange of Series D Preferred Stock for Exchange Notes will be treated as a sale or exchange. Therefore, each holder is urged to consult his own tax advisor with respect to the question of whether a redemption of Series D Preferred Stock will satisfy any of the nondividend exceptions set forth in section 302(b) of the Code. If any such exception is satisfied, dividend treatment would not apply and such shareholder would recognize gain or loss equal to the difference between the issue price of Exchange Notes and the shareholder's adjusted tax basis in the Series D Preferred Stock. Such gain or loss would be capital gain or loss and would be long-term capital gain or loss if the holding period for the Series D Preferred Stock exceeded one year. If neither the Series D Preferred Stock nor the Exchange Notes are regularly traded on an established securities market at the time of the exchange, gain realized on the exchange of Series D Preferred Stock for Exchange Notes may qualify for installment sale treatment.

       If the amount received in a redemption of Series D Preferred Stock is treated as a distribution which may be taxable as a dividend as opposed to consideration received in a sale or exchange, the amount of the distribution will be measured by the amount of cash or the issue price of the Exchange Notes, as the case may be, received by the shareholder. The shareholder's adjusted tax basis in the redeemed Series D Preferred Stock will be transferred to any remaining stock holdings in the Company. If the shareholder does not retain any stock ownership in the Company, it is unclear whether the shareholder will be permitted to transfer such basis to any Exchange Notes received in the redemption or will lose such basis entirely. Under se ction 1059 of the Code, the term "extraordinary dividend" includes any redemption of stock that is treated as a dividend and that is non-pro rata as to all stock, including holders of common stock, irrespective of the holding period. Consequently, to the extent an exchange of Series D Preferred Stock for debentures or cash constitutes a distribution taxable as a dividend, it may constitute an "extraordinary dividend" to a corporate shareholder. See "-- Dividends on Series D Preferred Stock."

       Proposed legislation would change the treatment of a redemption of Series D Preferred Stock for Exchange Notes for corporate shareholders. Under the proposed legislation, a corporate shareholder would recognize gain immediately with respect to any redemption treated as a dividend (in whole or in part) when the non-taxed portion of the dividend (i.e. the amount of the dividend subject to the dividend exclusion under Section 243) exceeds the basis of the shares surrendered, if the redemption is treated as a dividend due to options being counted as stock ownership. It is not clear whether such proposed legislation will ultimately be enacted or, if enacted, will be enacted as currently proposed.

ORIGINAL ISSUE DISCOUNT

       Stated interest on the Exchange Notes should be includable in income by a holder in accordance with his method of accounting. There is also a risk that the Exchange Notes will be treated as having original issue discount ("OID") taxable as interest income, as described below.

       If the Series D Preferred Stock is exchanged for Exchange Notes at a time when the stated redemption price at maturity of such Exchange Notes exceeds their issue price (including the value of the conversion feature) by an amount equal to or greater than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, the Exchange Notes will be treated as having OID equal to the entire amount of such excess. If the Exchange Notes are traded on an established securities market within the meaning of section 1273(b)(3) of the Code, the issue price of the Exchange Notes will be their fair market value (including the value of the conversion feature) as of the issue date. Similarly, if the Series D Preferred Stock, but not the Exchange Notes issued and exchanged therefor, is traded on an established securities market at the time of the exchange, then the issue price of each Exchange Note should be the fair market value of the Series D Preferred Stock at the time of the exchange. In the event that neither the Series D Preferred Stock nor the Exchange Notes are traded on an established securities market, and absent any "potentially abusive situation," the issue price of the Exchange Notes will be their stated principal amount, or, in the event the Exchange Notes do not bear "adequate stated interest" within the meaning of section 1274 of the Code, their "imputed principal amount" as determined under section 1274 of the Code using the applicable federal rate (the "AFR") in effect as of the date of the exchange.

       A holder of an Exchange Note would generally be required under section 1272 of the Code to include in gross income (irrespective of its method of accounting) a portion of such OID for each year during which it holds such an Exchange Note, even though the cash to which such income is attributable would not be received until maturity or redemption of the Exchange Note. The amount of any OID included in income for each year would be calculated under a constant yield to maturity formula that would result in the allocation of less OID to the early years of the term of the Exchange Note and more OID for later years.

       If the Exchange Notes are issued with OID and the Company were found to have had an intention to call the Exchange Notes before maturity, any gain realized on a sale, exchange or redemption of Exchange Notes prior to maturity would be considered ordinary income to the extent of any unamortized OID for the period remaining to the stated maturity of the Exchange Notes. The Company cannot predict whether it would have an intention to call the Exchange Notes before their maturity at the time, if ever, it issues the Exchange Notes.

       Proposed legislation would change the treatment to the Company of accrued but unpaid interest or OID on the Exchange Notes by deferring a deduction for unpaid interest or OID until such amounts are paid. It is not clear whether such proposed legislation will ultimately be enacted or, if enacted, will be enacted as currently proposed.

       If issued with OID, the Exchange Notes may be subject to the provision of the Code dealing with high yield discount obligations in which case the Company may not be entitled to claim a deduction with respect to a certain portion of the OID (the "Disqualified Portion") and the remainder of the OID may not be claimed as a deduction until paid. In such case, the Disqualified Portion of the OID may be treated as a dividend with respect to the stock of the Company and the rules applicable to distributions with respect to the Series D Preferred Stock may apply.

BOND PREMIUM ON EXCHANGE NOTES

       If the Series D Preferred Stock is exchanged for Exchange Notes at a time when the issue price of such Exchange Notes (excluding the amount thereof attributable to the conversion feature as determined under Treasury regulation section 1.171-2(c)(2)) exceeds the amount payable at the maturity date (or earlier redemption date, if appropriate) of the Exchange Notes, such excess will be deductible, subject to certain limitations with respect to individuals, by the holder of such Exchange Notes as amortizable bond premium over the term of the Exchange Notes (taking into account earlier call dates, in certain instances) under a yield to maturity formula, but only if an election by the taxpayer under the section 171 of the Code is in effect or is made. An election under section 171 of the Code is available only if the Exchange Notes are held as capital assets. Such election is binding once made and applies to all debt obligations owned or subsequently acquired by the taxpayer. Under the Code, the amortizable bond premium will be treated as an offset to interest income on the Exchange Notes rather than as a separate deduction item unless otherwise provided in future regulations.

MARKET DISCOUNT ON EXCHANGE NOTES

       If the purchase price paid by a subsequent purchaser of Exchange Notes is less than the revised issue price of the Exchange Notes on such purchaser's purchase date, the "market discount" rules will apply to such holder, subject to a de minimis exception. (The revised issue price is the issue price of the Exchange Note, increased by all prior accruals of OID, determined without regard to any bond premium paid by any holder.) Any gain recognized by such holder upon the sale, exchange, redemption or retirement of the Exchange Notes will generally be treated as ordinary income to the extent of the market discount (if any) accrued during the period the holder held the Exchange Notes and not previously included in income by such holder. A holder who purchases an Exchange Note at a market discount and who does not elect to include market discount in income as it accrues may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained by such holder to purchase or carry the Exchange Note.

ACQUISITION PREMIUM ON EXCHANGE NOTES

         If a holder purchases an Exchange Note at an acquisition premium, the holder reduces the amount of any OID includible in gross income by a fraction, the numerator of which is the excess of the adjusted basis of the debt instrument immediately after its acquisition over the adjusted issue price and the denominator of which is the excess of the sum of all amounts payable on the Exchange Note after the purchase date, other than payments of qualified stated interest, over the Exchange Note's adjust ed issue price.

REDEMPTION OR SALE OF EXCHANGE NOTES

       Generally, any redemption or sale of Exchange Notes by a holder would result in taxable gain or loss equal to the difference between the amount of cash received (except to the extent that cash received is attributable to accrued interest) and the holder's tax basis in the Exchange Notes. The tax basis of a holder who received an Exchange Note in exchange for Series D Preferred Stock will generally be equal to the issue price of the Exchange Note on the date the Exchange Note is issued (or, in the case of an Exchange Note received as to which the holder thereof is entitled to installment sale treatment, the adjusted tax basis of the Series D Preferred Stock exchanged) plus any OID on the Exchange Note included in the holder's income prior to sale or redemption of the Exchange Note, reduced by any amortizable bond premium applied against the holder's income prior to sale or redemption of the Exchange Note. The tax basis of a holder who purchased an Exchange Note will generally be equal to the purchase price of the Exchange Note plus any OID or market discount (see "Certain Federal Income Tax Consequences -- Market Discount On Exchange Notes") included in the holder's income prior to sale or redemption of the Exchange Note, reduced by any amortizable bond premium applied against the holder's income prior to sale or redemption of the Exchange Note. Subject to the application of the market discount rules discussed below, with respect to subsequent purchasers, such gain or loss would be capital gain or loss and would be long-term capital gain or loss if the holding period exceeded one year. However, if the Company were found to have an intention at the time the Exchange Notes were issued to call them before maturity, the gain would be ordinary income to the extent of any unamortized OID.

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CONVERSION OF SERIES D PREFERRED STOCK OR EXCHANGE NOTES INTO CLASS A COMMON
STOCK

       No gain or loss will be recognized for federal income tax purposes on conversion of Series D Preferred Stock or Exchange Notes solely into shares of Class A Common Stock, except with respect to any cash received in lieu of a fractional share interest (in an amount equal to the difference between the cash received and the holder's adjusted tax basis in such fractional shares). Except to the extent of cash paid in lieu of fractional shares, the tax basis for the shares of Class A Common Stock received upon conversion will be equal to the tax basis of the Series D Preferred Stock or Exchange Notes converted, and the holding period of the shares of Class A Common Stock will include the holding period of the Series D Preferred Stock or Exchange Notes converted (provided the Series D Preferred Stock or Exchange Notes were held as capital assets).

ADJUSTMENT OF CONVERSION PRICE

       Section 305 of the Code treats as a distribution (taxable as a dividend to the extent of the issuing corporation's current or accumulated earnings and profits) certain actual or constructive distributions of stock with respect to stock or convertible securities. Certain adjustments in the conversion ratio of stock or convertible securities are considered distributions of stock. For example, Treasury regulations treat holders of convertible preferred stock or convertible debentures as having received such a constructive distribution where the conversion price of such preferred stock or debentures is adjusted to reflect certain taxable distributions with respect to the stock into which such preferred stock or debentures are convertible. The conversion rates of the Series D Preferred Stock and the Exchange Notes are subject to adjustment under certain circumstances. Any adjustment increasing the number of shares of Class A Common Stock into which the Series D Preferred Stock or Exchange Notes can be converted could cause the holders thereof to be viewed under section 305 of the Code as receiving a deemed distribution taxable as a dividend whether or not such holders exercise their conversion rights.

BACKUP WITHHOLDING

       Under section 3406 of the Code and applicable Treasury regulations, a holder of Series D Preferred Stock, Exchange Notes, or Class A Common Stock may be subject to backup withholding at the rate of 31% with respect to "reportable payments," which include dividends or interest paid on, or the proceeds of a sale, exchange or redemption of, Series D Preferred Stock, Exchange Notes, or Class A Common Stock, as the case may be. The payor will be required to deduct and withhold the prescribed amounts if (i) the payee fails to furnish a taxpayer identification number ("TIN") to the payor in the manner required by the Code and applicable Treasury regulations, (ii) the Internal Revenue Service notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a "notified payee underreporting" described in section 3406(c) of the Code or (iv) there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to withholding under section 3406(a)(1)(C) of the Code. If any one of the events listed above occurs, the Company will be required to withhold an amount equal to 31% from any dividend payment made with respect to Series D Preferred Stock or Class A Common Stock, any payment of interest or principal pursuant to the terms of the Exchange Notes, or any payment of proceeds of a redemption of Series D Preferred Stock, Exchange Notes, or Class A Common Stock, as the case may be, to a holder. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the holder's federal income tax liabilities, so long as the required information is provided to the Internal Revenue Service. The Company will report to the holders of Series D Preferred Stock, Exchange Notes or Class A Common Stock and to the Internal Revenue Service the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any with respect to payment on the securities.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE HOLDER OF SERIES D PREFERRED STOCK OR EXCHANGE NOTES SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OF THE SERIES D PREFERRED STOCK OR EXCHANGE NOTES INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN INCOME TAX LAWS, AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

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                                 LEGAL MATTERS


       The validity of the securities offered hereby has been passed upon for the Company by Baker & Mckenzie, New York, New York. Howard J. Tytel, Esq., who has an equity interest in and is an executive officer and director of the Company, is of Counsel to Baker & Mckenzie. Mr. Tytel holds options to purchase 5,000 shares of Class A Common Stock of the Company at an exercise price of $21.25 per share, 1,000 of which are exercisable within sixty (60) days of this Prospectus. Fisher Wayland Cooper Leader & Zaragoza L.L.P., Washington D.C. represented the company with respect to certain legal matters under the communications act and the rules and regulations promulgated thereunder by the fcc.


                                    EXPERTS

       The consolidated financial statements of SFX Broadcasting, Inc. and Subsidiaries at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, the consolidated financial statements of Multi-Market Radio, Inc. at December 31, 1995 and 1994, and for the years then ended, and the financial statements of KKRW-FM (a division of CBS, Inc.) at December 31, 1995 and 1994, and for the years then ended all appearing in the Company's Current Report on Form 8-K dated May 30, 1996, have been audited by Ernst & Young LLP, independent auditors, as stated in their reports appearing therein and are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

       The consolidated financial statements of Liberty Broadcasting, Inc. at December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and the nine months ended December 31, 1993, and the combined financial statements of HMW Communications, Inc.-Selected Operations (combination of six radio stations to be sold) as of December 31, 1995 and 1994, for the year ended December 31, 1995, and various periods from January 6, 1994 to December 31, 1994, all appearing in the Company's Current Report on Form 8-K dated May 9, 1996, have been audited by Coopers & Lybrand L.L.P., independent auditors, as stated in their reports appearing therein and are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

       The financial statements of Prism Radio Partners L.P. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, all appearing in the Company's Current Report on Form 8-K dated May 9, 1996, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, to the extent and for the period indicated in their report thereon and are incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

       The financial statements of ABS Greenville Partners, L.P. at December 31, 1995 and 1994 and for the year then ended, all appearing in the Company's Current Report on Form 8-K dated May 9, 1996, have been audited by Cheely Burcham Eddins Rokenbrod & Carroll, independent auditors, as stated in their report appearing therein and are incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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

                                   GLOSSARY

         "Acquisitions" refers collectively to the Completed Acquisitions and the Pending Acquisitions.

         "Additional Acquisitions" refers collectively to the acquisitions by the Company of all of the assets of WJDX-FM, WSTZ-FM and WZRX-AM, each operating in Jackson, Mississippi, and, pursuant to the exercise under an option agreement, of all of the assets of WHSL-FM operating in Greensboro, North Carolina.

         "Broadcast Cash Flow" is defined as net revenues (including where applicable, fees earned by the Company pursuant to the SCMC Termination Agreement) less station operating expenses. EBITDA is defined as net income
(loss) before (i) extraordinary items, (ii) provisions for income taxes, (iii) interest (income) expense, (iv) other (income) expense, (v) cumulative effects of changes in accounting principles, (vi) depreciation, amortization, duopoly integration costs and acquisition related costs and (vii) non-recurring charges related to the write-down of the Texas Rangers broadcast rights and the valuation charge related to the Founders' Stock. The difference between Broadcast Cash Flow and EBITDA is that EBITDA includes corporate expenses. Although Broadcast Cash Flow and EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles ("GAAP"), the Company believes that Broadcast Cash Flow and EBITDA are accepted by the broadcasting industry as generally recognized measures of performance and are used by analysts who report publicly on the performance of broadcasting companies. In addition, EBITDA is the basis for determining compliance with several covenants in certain of the Company's debt instruments. Nevertheless, these measures should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining the Company's operating performance or liquidity which is calculated in accordance with GAAP.

         "Charlotte Acquisition" refers to the Company's recent acquisition of WTDR-FM and WLYT-FM, both operating in Charlotte, North Carolina.

          "Completed Acquisitions" refers to the Company's recent consummation of the Liberty Acquisition, the Prism Acquisition, the HMW Acquisition and the Greenville Acquisition.

         "Dallas Acquisition" refers to the Company's recent acquisition of KTCK-AM, operating in Dallas, Texas.

         "Dallas Disposition" refers to the sale of radio station KTCK-AM, operating in Dallas, Texas.

         "Dispositions" refers collectively to the Washington Dispositions and the Pending Dispositions.

         "EBITDA" refers to the definition set forth under Broadcast Cash Flow.

         "Financing" refers collectively to the Note Offering and the Preferred Stock Offering.

         "Greenville Acquisition" refers to the acquisition on June 25, 1996 of substantially all of the assets used in the operation of radio station WROQ-FM, operating in the Greenville-Spartanburg, South Carolina Market.

         "Houston Exchange" refers to the exchange of the Company's radio station KRLD-AM, operating in Dallas, Texas, and the Company's Texas State Networks for radio station KKRW-FM, operating in Houston, Texas.

          "HMW Acquisition" refers to the acquisition on June 28, 1996 of substantially all of the assets used in the operation of radio stations WMFR-AM, WMAG-FM and WTCK-AM, each operating in the Greensboro, North Carolina market, WTRG-FM and WRDU-FM, both operating in the Raleigh, North Carolina Market.

          "Jacksonville Exchange" refers to the exchange of the Company's four radio stations operating in the Nassau/Suffolk market for two radio stations operating in the Jacksonville, Florida market, and a payment to the Company in the amount of $11.0 million.

         "Liberty Acquisition" refers to the acquisition ON JULY 1, 1996 of Liberty Broadcasting, Incorporated, which owns and operates, provides programming to or sells advertising on behalf of 14 FM and six AM radio stations located in six markets: Washington, DC/Baltimore, Maryland; Nassau-Suffolk, New York; Providence, Rhode Island; Hartford, Connecticut; Albany, New York and Richmond, Virginia.

          "Louisville Acquisition" refers to the agreement to purchase from Prism Radio Partners L.P. substantially all of the assets used in the operation of three radio stations operating in the Louisville, Kentucky market.

         "Louisville Dispositions" refers collectively to the sale of three of the stations to be acquired from Prism Radio Partners L.P., each operating in the Louisville, Kentucky market.
                                    - 59 -

         "MMR Dispositions" refers collectively to the sale by Multi-Market Radio, Inc. of KOLL-FM, operating in Little Rock, Arkansas, and WRXR-FM and
 WKBG-FM, both operating in Augusta, Georgia.

         "MMR Hartford Acquisition" refers to the acquisition by Multi-Market Radio, Inc. of WKSS-FM, operating in Hartford, Connecticut.

         "MMR Merger" refers to the acquisition by merger of Multi-Market Radio, Inc. after giving effect to the MMR Hartford Acquisition, the MMR Myrtle Beach Acquisition and the MMR Dispositions.

         "MMR Myrtle Beach Acquisition" refers to the acquisition by Multi-Market Radio, Inc. of WMYB-FM, Myrtle Beach, South Carolina.

         "Pending Acquisitions" refers collectively to the Louisville Acquisition, the MMR Merger, the Additional Acquisitions, the Houston Exchange and the Jacksonville Exchange.

         "Pending Dispositions" refers to the Louisville Dispositions and the Dallas Disposition.

         "Prism Acquisition" refers to the acquisition on July 9, 1996 of substantially all of the assets of Prism Radio Partners L.P. used in the operation of eight FM and five AM radio stations located in four markets:
Jacksonville, Florida; Raleigh, North Carolina; Tucson, Arizona and Wichita, Kansas.

         "Recent Acquisitions" refers to the Charlotte Acquisition, the Dallas Acquisition and the San Diego Acquisition.

         "Recent Legislation" refers to the recently enacted
Telecommunications Act of 1996.

         "San Diego Acquisition" refers to the Company's recent acquisition of KYXY-FM, operating in San Diego, California.

         "Tender Offer" refers to the purchase for cash by the Company on May 31, 1996, of $79,406,000 of the Old Notes.


         "Transactions" refers collectively to the Acquisitions, the Dispositions, the Tender Offer, the Financing and the implementation of each of the Amended Hicks Agreement, the Armstrong Agreement and the SCMC Termination Agreement.

        "Washington Dispositions" refers to the sale of three of the stations on July 3, 1996 which were acquired in the Liberty Acquisition and which are each operating in the Washington, DC/Baltimore, Maryland market.

=============================================================================

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING AND SALE OF THE SECURITIES OFFERED HEREBY, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND ANY SUCH INFORMATION OR REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                         ----------

                      TABLE OF CONTENTS
                                                            Page
Available Information......................................   5
Incorporation of Certain Documents
         by Reference......................................   5
The Company................................................   6
Summary of Terms of Series D
         Preferred Stock...................................   8
Ratio of Earnings to Fixed Charges........................   10
Risk Factors..............................................   10
Selling Securityholders...................................   19
Plan of Distribution......................................   20
Description of Series D Preferred
         Stock and Exchange Notes.........................   21
Description of Capital Stock..............................   47
Certain Federal Income
         Tax Consequences.................................   51
Legal Matters.............................................   58
Experts...................................................   58
Glossary..................................................   59

=============================================================================

=============================================================================


                                    [LOGO]


                2,990,000 SHARES OF 6 1/2% SERIES D CUMULATIVE
                   CONVERTIBLE EXCHANGEABLE PREFERRED STOCK,
             $149,500,000 IN AGGREGATE PRINCIPAL AMOUNT OF 6 1/2%
               CONVERTIBLE SUBORDINATED EXCHANGE NOTES DUE 2007
                                      AND
                   3,285,113 SHARES OF CLASS A COMMON STOCK




                             --------------------

                                  PROSPECTUS

                             --------------------







                                July 19, 1996




=============================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses of this offering, to be paid by the Company unless otherwise noted, in connection with the issuance and distribution of the securities being registered are as follows:


SEC Registration Fee..................................  $ 51,551.72
Legal Fees and Expenses...............................  $ 70,000.00
Accounting Fees and Expenses..........................  $ 30,000.00
Miscellaneous Expenses................................  $  5,000.00
         Total........................................  $156,551.72

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, Pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

         SFX's Certificate of Incorporation provides that no director of SFX shall be personally liable to SFX or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         SFX's By-laws provide that SFX shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, Pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of SFX) by reason of the fact that he is, was or has agreed to become a director or officer of SFX, or is or was serving or has agreed to serve at the request of SFX as a director or officer of another company, partnership, joint venture, trust or other enterprise, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of SFX, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of SFX, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         The By-Laws also provide that SFX shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, Pending or completed action or suit by or in the right of SFX to procure a judgment in its favor by reason of the fact that he is, was or has agreed to become a director or officer of SFX, or is or was serving at the request of SFX as a director or officer of another company, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of SFX and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to SFX unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

         To the extent that a director or officer of SFX shall be successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

         The By-Laws further provide that any indemnification (unless ordered by a court) shall be paid by SFX as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in the By-Laws because unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in the By-Laws. Such determination shall be made (i) by the Board of Directors of SFX by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by SFX in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by SFX as authorized in the By-Laws.

         The Board of Directors of SFX shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of SFX, or is or was serving at the request of SFX as a director or officer of another company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not SFX would have the power to indemnify him against such liability under the provisions of the By-laws, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

         The By-Laws also provide that the indemnification and advancement of expenses provided by, or granted pursuant to, the By-Laws shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, heirs, executors and administrators of such person.

ITEM 16.      EXHIBITS.

EXHIBIT
NUMBER                               DESCRIPTION OF EXHIBIT
- -------                              ----------------------

2.1 Amended and Restated Agreement and Plan of Merger, dated as of April 15, 1996, among SFX Broadcasting, Inc., SFX Merger Company and Multi-Market Radio, Inc., including exhibits (Incorporated by reference to Exhibit 2.1 to Form 8-K filed May 8, 1996).

2.2 Amendment No. 1 to Amended and Restated Agreement and Plan of Merger, dated as of May 6, 1996, among SFX Broadcasting, Inc., SFX Merger Company and Multi-Market Radio, Inc. (Incorporated by reference to Exhibit 2.2 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-06553) filed with the Commission on June 21, 1996).

3.1 Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to Amendment No. 3 to Registration Statement on Form S-1 (File No. 33-65442) filed with the Commission on September 29, 1993).

3.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State's office on July 29, 1994 (Incorporated by reference to Exhibit 3.2 to Form 10-K for the period ending December 31,
                1994).

3.3             By-laws of the Company (Incorporated by reference to Exhibit
                3.2 to Registration Statement on Form S-1 (File No. 33-65442) filed with the Commission on July 2, 1993).

3.4 Certificate of Designations of the Company's Series C Redeemable Convertible Preferred Stock. (Incorporated by reference to Exhibit 3.4 to Form S-4 (File No. 333-06553) filed with the Commission on June 21, 1996).

3.5 Certificate of Designations of the Company's 6 1/2% Series D Cumulative Convertible Exchangeable Preferred Stock. (Incorporated by reference to Exhibit 3.5 to Form S-4 (File No. 333-06553) filed with the Commission on June 21, 1996).

4.1 Form of Certificate for shares of Class A Common Stock (Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Registration Statement Form S-1 (File No. 33-65442) filed with the Commission on September 29, 1993).

4.2 Voting Trust Agreement Between Mr. Sillerman, Mr. Tytel and William J. Magee, Jr. (Incorporated by reference to Exhibit 9 to Amendment No. 1 to Registration Statement Form S-1 (File No. 33-65442) filed with the Commission on September 7, 1993).

4.3 Indenture relating to the Company's 10 3/4% Senior Subordinated Notes due 2006. (Incorporated by reference to Exhibit 4.3 to Form S-4 (File No. 333-06553) filed with the Commission on June 21, 1996).

4.4             Supplemental Indenture relating to the Company's 113/8%
                Senior Subordinated Notes due 2000. (Incorporated by reference to Exhibit 4.4 to Form S-4 (File No. 333-06553) filed with the Commission on June 21, 1996).

4.5 Offer to Purchase and Consent Solicitation, dated May 2, 1996, of SFX Broadcasting, Inc. with respect to its 113/8 Senior Subordinated Notes due 2000 (Incorporated by reference to Exhibit 4.1 to Form 8-K for the period ending May 8, 1996).


+5 Opinion of Baker & McKenzie with respect to the legality of the securities being registered.

+8          Opinion of Baker & McKenzie with respect to certain tax matters.

*12         Computation of Ratio of Earnings to Fixed Charges of the Company.


*23.1       Consent of Ernst & Young LLP.

*23.2       Consent of Coopers & Lybrand LLP.

*23.3       Consent of KPMG Peat Marwick LLP.

*23.4       Consent of Cheely Burcham Edding Rokenbrod & Carroll.

 23.5       Consent of Baker & McKenzie (contained in Exhibit 5).

*23.6       Consent of Fisher Wayland Cooper Leader & Zaragoza L.L.P.


++25        Statement of Eligibility of The Chase Manhattan Bank; Form T-1.


- ------------------------------
*           Filed herewith
+           Previously filed
++          To be filed by amendment


ITEM 17.      UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

              (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

              (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 under the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

         (g)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events
              arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) to include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of July , 1996.

                                          SFX BROADCASTING, INC.

                                          By: /S/ HOWARD J. TYTEL
                                             --------------------------------
                                                  HOWARD J. TYTEL

                                                  EXECUTIVE VICE PRESIDENT
                                                  AND SECRETARY

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following person on behalf of the registrant and in the capacities and on the dates indicated.


          Signature                                  Title                           Date
          ---------                                  -----                           ----


           *
- -----------------------------       Chairman of the Board of Directors,                  JULY 18, 1996
    Robert F.X. Sillerman           Chief Executive Officer and Director
                                    (principal executive officer)

           *
- -----------------------------       Executive Vice President, Treasurer,                 JULY 18, 1996
    D. Geoffrey Armstrong           Chief Operating Officer, Chief
                                    Financial Officer and Director
                                    (principal financial and accounting
                                    officer)


     /s/ Howard J. Tytel
- -----------------------------       Executive Vice President, Secretary                  JULY 18, 1996
         Howard J. Tytel                   and Director


           *
- -----------------------------       Vice President and Director                          JULY 18, 1996
       Richard A. Liese


           *
- -----------------------------       Director                                             JULY 18, 1996
    James F. O'Grady, Jr.


           *
- -----------------------------       Director                                             JULY 18, 1996
         Paul Kramer


*BY /S/ Howard J. Tytel
- -----------------------------       DIRECTOR                                             JULY 18, 1996
        Howard J. Tytel
        Attorney-in-Fact

                                   II - 6

                                              EXHIBIT INDEX

EXHIBIT                                                                                               SEQUENTIAL
  NO.           DESCRIPTION                                                                            PAGE NO.
 ----           -----------                                                                            --------
2.1             Amended and Restated Agreement and Plan of Merger, dated as of
                April 15, 1996, among SFX Broadcasting, Inc., SFX Merger
                Company and Multi-Market Radio, Inc., including exhibits
                (Incorporated by reference to Exhibit 2.1 to Form 8-K filed
                May 8, 1996.

2.2             Amendment No. 1 to Amended and Restated Agreement and Plan of
                Merger, dated as of May 6, 1996, among SFX Broadcasting, Inc.,
                SFX Merger Company and Multi-Market Radio, Inc. (Incorporated by reference to Exhibit 2.2 to Amendment No. 1 to Registration
                Statement on Form S-4 (File No. 333-06553) filed with the
                Commission on June 21, 1996).

3.1             Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to Amendment No. 3 to Registration Statement on Form S-1
                (File No. 33-65442) filed with the Commission on September 29, 1993).

3.2             Certificate of Amendment to the Restated Certificate of
                Incorporation of the Company filed with the Delaware Secretary of State's office on July 29, 1994. (Incorporated by reference to Exhibit 3.2 to Form 10-K for the period ending December 31, 1994).

3.3             By-laws of the Company (Incorporated by reference to Exhibit 3.2 to Registration
                Statement on Form S-1 (File No. 33-65442) filed with the Commission on
                July 2, 1993).

3.4             Certificate of Designations of the Company's Series C Redeemable Convertible
                Preferred Stock. (Incorporated by reference to Exhibit 3.4 to Form S-4 (File
                No. 333-06553) filed with the Commission on June 21, 1996).

3.5             Certificate of Designations of the Company's 6 1/2%  Series D Cumulative
                Convertible Exchangeable Preferred Stock. (Incorporated by reference to
                Exhibit 3.5 to Form S-4 (File No. 333-06553) filed with the Commission on
                June 21, 1996).

4.1             Form of Certificate for shares of Class A Common Stock (Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Registration Statement Form S-1
                (File No. 33-65442) filed with the Commission on September 29, 1993).

4.2             Voting Trust Agreement Between Mr. Sillerman, Mr. Tytel and William J. Magee,
                Jr. (Incorporated by reference to Exhibit 9 to Amendment No. 1 to
                Registration Statement Form S-1 (file No. 33-65442) (filed with the Commission on September 7, 1993).

4.3             Indenture relating to the Company's 10 3/4% Senior Subordinated Notes due 2006.
                (Incorporated by reference to Exhibit 4.3 to Form S-4 (Filed No. 333-06553) filed with the Commission on June 21, 1996).

4.4             Supplemental Indenture relating to the Company's 11 3/8% Senior Subordinated
                Notes due 2000. (Incorporated by reference to Exhibit 4.4 to Form S-4 (File
                No. 333-06553) filed with the Commission on June 21, 1996).

4.5             Offer to Purchase and Consent Solicitation, dated May 2, 1996, of  SFX Broadcasting,
                Inc. with respect to its 11 3/8% Senior Subordinated Notes due 2000. (Incorporated
                by reference to Exhibit 4.1 to Form 8-K for the period ending May 8, 1996).

+5              Opinion of Baker & McKenzie with respect to the legality of the securities being registered.

+8              Opinion of Baker & McKenzie with respect to certain tax matters.

*12             Computation of Ratio of Earnings to Fixed Charges of the Company.

*23.1           Consent of Ernst & Young LLP.

*23.2           Consent of Coopers & Lybrand LLP.

*23.3           Consent of KPMG Peat Marwick LLP.

*23.4           Consent of Cheely Burcham Edding Rokenbrod & Carroll.

 23.5           Consent of Baker & McKenzie (contained in Exhibit 5).

*23.6           Consent of Fisher Wayland Cooper Leader & Zaragoza L.L.P.

++25            Statement of Eligibility of The Chase Manhattan Bank, Form T-1.

- --------
*    Filed herewith.
+    Previously filed.
++   To be filed by amendment.
                               II - 7